UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): August 13, 2007

g8wave Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136487	13-3513270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

126 Brookline Avenue, Suite 201 Boston, Massachusetts	02215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 584-4444

14 Charlotte Drive Spring Valley, New York 10977
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

G8WAVE HOLDINGS, INC.

TABLE OF CONTENTS

Page

Item 2.01	Completion of Acquisition or Disposition of Assets	1
	Merger	1
	Description of Our Company	3
	Description of Business	4
	Management’s Discussion and Analysis or Plan of Operation	15
	Risk Factors	22
	Security Ownership of Certain Beneficial Owners and Management	36
	Executive Officers and Directors	37
	Certain Relationships and Related Transactions	43

Item 3.02	Unregistered Sales of Equity Securities	46

Item 4.01	Changes in Registrant’s Certifying Accountant	51

Item 5.01	Changes in Control of Registrant	52

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	52

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	52

Item 5.06	Change in Shell Company Status	53

Item 9.01	Financial Statements and Exhibits	53

Item 2.01    Completion of Acquisition or Disposition of Assets

On August 9, 2007, International Food and Wine Consultants, Inc., a Nevada corporation (“IFWC-NV”), was merged with and into International Food and Wine Consultants, Inc., a Delaware corporation (“IFWC-DE”), for the sole purpose of changing its state of incorporation to Delaware from Nevada pursuant to a Certificate of Ownership and Merger dated August 2, 2007 and approved by stockholders on August 2, 2007. Under the terms of the Certificate of Ownership and Merger, each share of IFWC-NV was exchanged for 2.93632 shares of IFWC-DE.

Merger

The Merger. On August 13, 2007, IFWC-DE entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among IFWC-DE, G8Wave, Inc., a privately held Delaware corporation (“G8Wave”), and G8Wave Acquisition Corp., a newly formed, wholly-owned Delaware subsidiary of IFWC-DE (“Acquisition Sub”). Upon closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged with and into G8Wave, and G8Wave, as the surviving corporation, became a wholly-owned subsidiary of IFWC-DE. Pursuant to the Merger Agreement, following the Merger, IFWC-DE’s name was changed to g8wave Holdings, Inc. and G8Wave, Inc.’s name was changed to g8wave, Inc.

Pursuant to the terms and conditions of the Merger Agreement:

•
At the closing of the Merger, (i) each share of G8Wave’s common stock issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive one share of IFWC-DE’s common stock, and each option and warrant to purchase G8Wave’s common stock was converted on the same basis into, respectively, an option or warrant to purchase IFWC-DE’s common stock and (ii) each share of G8Wave’s Series A Preferred Stock (“Preferred Stock”) was converted into the right to receive one share of IFWC-DE’s common stock. An aggregate of 9,697,500 shares of IFWC-DE’s common stock were issued to the holders of G8Wave’s common stock, an aggregate of 7,172,500 shares of IFWC-DE’s common stock were issued to the holders of g8wave’s Preferred Stock and an aggregate of 971,849 and 166,725 shares of IFWC-DE’s common stock were reserved for issuance under such IFWC-DE options and warrants, respectively.

•
Immediately following the closing of the Merger, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, IFWC-DE transferred all of its pre-Merger assets and liabilities to its wholly-owned subsidiary, IFWC Holdings, Inc., a Delaware corporation (“SplitCo”). Thereafter pursuant to a stock purchase agreement, IFWC-DE transferred all of its outstanding capital stock of SplitCo to a major stockholder of IFWC-DE in exchange for cancellation of 25,545,984 shares of IFWC-DE’s common stock held by such stockholder (the “Split-Off”), which left 3,817,216 shares of IFWC-DE’s common stock held by existing stockholders of IFWC-DE. These shares constituted the part of IFWC-DE’s “public float” prior to the Merger that will continue to represent the shares of IFWC-DE’s common stock eligible for resale without further registration by the holders thereof.

•
In connection with the closing of the Merger, IFWC-DE issued 107 units (“Units”) in a private placement (the “Private Placement”), consisting of an aggregate of 1,783,262 shares of IFWC-DE’s common stock and four-year redeemable warrants to purchase an aggregate of 891,631 shares of IFWC-DE’s common stock at an exercise price of $2.25 per share (the “Warrant”), at a purchase price of $25,000 per Unit.

•
Upon the closing of the Merger, Hank Cohn resigned as the sole officer and director of IFWC-DE and simultaneously therewith a new board of directors was appointed. The new board of directors consists of the three current members of the board of directors of G8Wave, Bradley M. Mindich, Chad Brownstein and Leslie E. Bider.

•	Each of IFWC-DE, G8Wave and Acquisition Sub provided customary representations and warranties, pre-closing covenants and closing conditions in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Following (i) the closing of the Merger, (ii) the closing of the Private Placement for $2,675,000, (iii) IFWC-DE’s cancellation of 25,545,984 shares in the Split-Off, and (iv) taking into account a 2.93632 - for - one forward stock split of the IFWC-DE shares that took place on August 2, 2007, there were 22,422,978 shares of IFWC-DE’s common stock issued and outstanding. Approximately 75.0% of such issued and outstanding shares were held by the former stockholders of G8Wave, approximately 7.9% were held by the investors in the Private Placement and approximately 17.0% were held by the pre-Merger stockholders of IFWC-DE.

Pursuant to the terms of the Merger Agreement, all of G8Wave’s outstanding stock options and warrants were exchanged for options and warrants respectively, of IFWC-DE. At the time of the Merger, G8Wave had outstanding stock options and warrants to purchase an aggregate of 971,849 and 166,725 shares of its common stock, respectively, which outstanding options and warrants were exchanged for stock options and warrants to purchase an aggregate of 971,849 and 166,725 shares of IFWC-DE’s common stock, respectively, after giving effect to the Merger. Neither IFWC-DE nor G8Wave had any other options or warrants to purchase shares of capital stock outstanding immediately prior to the closing of the Merger. IFWC-DE has adopted an equity incentive plan and reserved 4,725,000 (inclusive of the shares subject to the options issued in the Merger) shares for issuance as incentive awards to officers, directors, employees and other qualified persons in the future.

The shares of IFWC-DE’s common stock issued to former holders of G8Wave’s capital stock in connection with the Merger, and the shares of IFWC-DE’s common stock and Warrants issued in the Private Placement, were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempt transactions by an issuer not involving a public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

As of the date of the Merger Agreement there were no material relationships between IFWC-DE or any of its affiliates and G8Wave, other than in respect of the Merger Agreement.

Changes Resulting from the Merger. The Company intends to carry on G8Wave’s business as its sole line of business. The Company has relocated its executive offices to 126 Brookline Avenue, Suite 201, Boston, Massachusetts 02215 and its telephone number is (617) 425-2600.

The Merger and its related transactions were approved by the holders of a requisite number of shares of G8Wave’s capital stock pursuant to written consents dated as of August 13, 2007. Under Delaware corporate law, G8Wave’s stockholders who did not vote in favor of the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that G8Wave pay them the fair value of their shares. Determination of fair value is based on many relevant factors, except that a court may disregard any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger. At August 13, 2007, no holders of shares of G8Wave’s common stock had indicated their intention to seek appraisal of their shares.

Changes to the Board of Directors and Executive Officers. Upon closing of the Merger, the then-current sole officer and director of IFWC-DE resigned and was replaced by new officers and directors. Immediately following the closing of the Merger, our board of directors was reconstituted to consist of Bradley M. Mindich, Chad Brownstein and Leslie E. Bider. Following the Merger, our officers consisted of the officers of G8Wave immediately prior to the Merger.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment. The Merger is being accounted for as a reverse merger and recapitalization of G8Wave for financial accounting purposes. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of G8Wave and will be recorded at the historical cost basis of G8Wave, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of IFWC-DE and G8Wave, historical operations of G8Wave and operations of IFWC-DE from the closing date of the Merger.

Tax Treatment. The Split-Off will result in taxable income to IFWC-DE in an amount equal to the difference between the fair market value of the assets transferred and IFWC-DE’s tax basis in the assets. Any gain recognized, to the extent not offset by IFWC-DE’s net operating losses carry-forwards, if any, will be subject to federal income tax at regular corporate income tax rates.

IFWC-DE will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.

Description of Our Company

IFWC-NV was incorporated in New York in 1989 and was reincorporated in Nevada on July 11, 2006 for the purpose of offering a variety of programs to teach Italian cuisine preparation during the summer in Italy and operated a significant portion of its business under the d/b/a The International Cooking School of Italian Food and Wine. On August 9, 2007, IFWC-NV merged into IFWC-DE for the sole purpose of reincorporating in the State of Delaware. Immediately following the Merger, the existing assets and liabilities of IFWC-DE were disposed of pursuant to the Split-Off.

G8Wave was formed in Delaware on November 4, 2005 for the purpose of being a mobile media company and global provider of interactive entertainment, media and social networking technologies and community services to the mobile market. G8Wave conducts its operations primarily through its wholly-owned subsidiary, g8wave Ltd. (formerly know as Tele-Publishing UK Limited), a United Kingdom company (“G8Wave UK”), which was acquired in April 2006 from TPI International Limited Partnership, a Massachusetts limited partnership (“TPI”).

After the Merger, IFWC-DE, through its ownership of G8Wave, Inc., succeeded to the business of G8Wave as its sole line of business.

Description of Business

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Merger refer to G8Wave and its wholly-owned subsidiary, and for periods subsequent to the closing of the Merger refer to IFWC-DE and its subsidiaries.

Company Overview

We are an integrated mobile media company headquartered in Boston, Massachusetts. We operate at the intersection of mobile communities and brands. We provide our wireless interactive content technologies and services to mobile subscribers, media partners and customers primarily through our wholly-owned subsidiary, G8Wave UK, based in London, England. We have offices in Boston, Massachusetts and London from which we provide mobile services in the following three areas:

•
Content distribution services through our branded wireless access protocol (WAP) stores, including: music, ringtones, games, video, ‘band or brand’ related information, tour or event schedules, headlines and articles and band and sports entertainment information.

•	Marketing applications and services, including: the planning and execution of integrated multi-screen or multi-channel (mobile, web, radio, TV, print, outdoor, and in-store) marketing campaigns.

•
Community development products and services, which include: social networking and dating via the Internet, mobile sites and telephones where users can meet, chat, date, share, network and receive rewards for creating popular content and other forms of community participation.

Our community development products and services specifically target branded communities and dating communities as a way to drive user aggregation.

“Branded communities” are virtual communities whose members share common interests such as music or sports, and typically center around specific bands or brands. We are currently focused on the music industry and providing mobile fan club-based services for artists and developing music and artist relationships. Examples of branded communities include Metallica fans, AC Milan soccer fans and Harley Davidson riders.

We deliver community-based content and applications employing the following products and services:

Community-oriented products. Users can engage in community-oriented activities such as chatting, dating, networking and exchanging and creating content. Users may create profiles, find friends or dates, and communicate by texting or exchanging pictures, music and video files, wallpapers and ring tones. Users may also create or upload their own content, such as music bars, ring tones, and pictures and share that content with friends. Users may access most of our wireless community-oriented products free of additional charges simply by registering.

Information products. Users can access our information content, including band or brand-related information, tour or event schedules, news headlines and articles, band and sports updates and entertainment information from our store fronts or our WAP site on their mobile phones. Users may access such content on a generic basis or register to receive customized and personalized information centered around their community, band, or brand preferences.

Download products. Users can download ring tones, wallpaper, pictures, logos, games and screen savers from our Internet portal onto their mobile phones or they can send them to other mobile phone users. Users may choose to download such products on a per message basis or subscribe to receive new downloads on a regular basis.

Interactive products. Users can search, find, connect and interact with prospective dating candidates either by phone, text or online via the web. Our website enables members to browse personal ads, listen to voice greetings, and communicate through a variety of channels, including text and email. All of these services are offered in a subscription package, allowing members the freedom to choose how, when, and where they interact. Our interactive products include TxtChat and CellDate.

Mobile marketing products. Our clients can mobile-enable their radio, TV, print, web, text, email, outdoor, in-store, or on-pack promotions and marketing initiatives. Our mobile marketing management tools allow our clients’ marketing teams to conduct mobile marketing campaigns, target relevant audiences, send and receive messages, as well as monitor, review and generate reports on campaign results.

Our community development services and mobile marketing services are delivered to a wide array of corporate and media clients, including: Metallica, Snapple, Blue Man Group, AT&T, Miller Lite, EMS, 311, DMC, Rawlings, Top Rank Boxing, Linkin Park and Qdoba.

We are the developer and owner of unique content which is distributed through branded communities. Additionally, we license content from leading music bands, such as Metallica and other third-party providers and distribute our content though some of the world’s leading wireless carriers including: Cingular, O2, Orange, Sprint, T Mobile, Verizon, and Vodafone.

We continue to expand our proprietary mobile services technology platform, social network functionality and content management infrastructure. Our Planet CoolTM technology platform, which we currently anticipate will be operational in 2008, is a suite of integrated processes, tools and services consisting of mobile and web applications, premium content and services integrated across multiple media channels that will enable media and corporate clients to build social environments. Our technology platform enables our clients to access Internet services (including streaming video and messaging) through a variety of protocols, including: WAP, MMS (multimedia messaging services), SMS (short messaging service) and Java. Our technology platform delivers messages and content directly to the user through the operator’s own connection, without the need for intermediaries.

Industry Overview

The amount global end users spend on mobile data services is expected to grow from $114 billion in 2006 to $190 billion in 2009, representing an 18% compound annual growth rate, according to Ovum and Strategy Analytics’ research.

The mobile media applications market has emerged as a result of the rapid growth and significant technological advancement in the wireless communications industry. Wireless carriers are deploying new high value-added services to increase revenues and leverage advanced networks and next generation-mobile handsets. These services include downloadable games, applications, wallpaper, screensavers, ring tones and images.

We believe that growth in the wireless applications market has been positively influenced by a number of key factors and trends including:

Growth in Wireless Subscribers. According to the Insight Research Corporation, the number of global wireless subscribers is expected to grow from approximately 1.8 billion in 2005 to over 3.1 billion by 2011.

Deployment of Advanced Wireless Networks. Wireless carriers are deploying high-speed, next-generation digital networks to enhance wireless voice and data transmission. These advanced networks have enabled the provision and billing of data applications and have increased the ability of wireless subscribers to quickly download large amounts of data, including games and other applications, to their mobile handsets.

Availability of Mobile Handsets with Multimedia Capabilities. In 2005, 810 million mobile phones were sold worldwide and this number is forecasted to grow to 1 billion units in 2009, according to the research firm Gartner, Inc. In recent years, the mobile handset has evolved from a voice-only device to a personal data and voice communications device that enables access to wireless content and data services. Mobile handset manufacturers are competing for consumers by designing next-generation mobile handsets with enhanced features, including built-in digital cameras, color screens, music, data connectivity, and video. Worldwide sales of camera phones reached 296 million units in 2005, representing a 38% increase over 2004 of total worldwide mobile phone sales, according to Gartner. Info Trends expects this number to grow to 903 million camera phone sales by 2010, which represents an 87% increase from 2005. We believe that the availability of these next-generation mobile handsets is driving demand for wireless applications that take advantage of these advanced multimedia capabilities.

Demand for Wireless Applications. Wireless carriers are increasingly launching and promoting wireless applications to differentiate their services and drive revenues. The delivery of games, ring tones, true tones, images, applications and other content to subscribers enables wireless carriers to leverage both the increasing installed base of next-generation mobile handsets and their investment in high-bandwidth wireless networks. Consumers are increasingly downloading and paying for wireless content offered by the carriers and other distributors.

Media Companies Seek to Leverage their Content into the Mobile Channel. Service providers are partnering with media companies for an additional marketing channel. We believe the increasing presence of media companies in the mobile media industry provides an impetus for the development of proprietary content and branding for distribution through the telecom operator to the end-user.

New Mobile Applications. Location-based services and community applications are converging to create new next-generation mobile applications. Wireless service providers are increasingly offering social networking features. The proliferation of the camera phone is driving demand for user-generated and graphical content.

Emergence and Acceptance of Mobile Advertising. The emergence of mobile advertising as a business model has spawned applications such as mobile search. In addition, we believe that in the next three to five years, mobile advertising will emerge as a significant revenue stream for mobile content portals as it has for web content portals.

Competitive Strengths

We believe we have a proven capability to develop high-quality mobile services that engage end users. Our portfolio includes a variety of services designed to appeal to the diverse interests of the broad wireless subscriber population. We believe that we will continue to be a highly valuable services provider to wireless carriers, content owners and end users because of the following strengths:

Scaleable and Robust Technology Platform.  Our technology developed over seven years of close collaboration with mobile operators is highly flexible, scalable, and can support deployments of a variety of mobile media and marketing solutions, including the latest in mobile applications, programming and content delivery.

Deep Domain Knowledge and Broad Industry Relationships. We have deep domain knowledge and broad relationships in the media and music industries. Our core team of employees includes a Ph.D. in marketing, with expertise in brand management, and an industry leader in social networking, media, music and event management.

Strategic Relationships with Wireless Carriers, Music Artists and Content Collaborators. Our wireless clients include some of the leading wireless carriers in the world including: Cingular, O2, Orange, Sprint, T Mobile, Verizon, and Vodafone. We build mobile fan communities and store fronts to bring together major performing artists including Metallica, 311, DMC, Linkin Park, Mandy Moore, Sara Evans and Taylor Hicks and their fans. Our music industry partners typically allow us to include their content as part of our product offering in exchange for a percentage of revenue. Our content collaborators arrangements provide for the inclusion of third-party providers content in one or more of our services in exchange for a percentage of revenues or a royalty or fixed-fee payment which we pay directly to the provider, and are usually non-exclusive. Our agreements with our content collaborators have terms ranging from six months to four years.

Strong Experience in Mobile Marketing-Providing Tangible Results for our Clients. We have built mobile branded communities since 1996. We work closely with our clients to create, manage and execute mobile marketing strategies to help meet their business objectives, increase sales, improve customer relationship marketing, implement new forms of direct marketing and deliver promotion-based activities to enhance brand recognition.

Experienced Management Team and Board of Directors. We have assembled a strong management team with broad-based international relationships in mobile marketing and media-related expertise and experience in premium direct marketing to consumers, in addition to global mobile applications and content.

Growth Strategy

Our goal is to be a premiere global mobile-media company and to offer leading wireless interactive entertainment, media, social services and advertising at the intersection of communities and brands. To achieve this goal, we currently intend to:

Create Branded Social Networking Sites. We intend to increase our services and product offerings to social and branded communities, including through our proprietary site, “Planet CoolTM, a branded social networking entertainment arcade for under 25 year olds which we currently anticipate will be operational in 2008. We also plan to target large interactive communities that rally around specific brands which we believe will capture user profiles of the characteristics, attributes and preferences of our customers’ end-users and enable us to conduct highly precise mobile advertising.

Create Customized Mobile Applications and Services. We intend to develop a premium Personal Entertainment Guide (“PEG”) service which can be downloaded to mobile phones, providing customers with a personal concierge of services and enabling users to predefine their preferred set of services and frequented set of websites. We intend that the PEG platform will seamlessly establish the connection between the consumer and the merchant/content owner, enabling the user to establish a broad social network, including friends and family members and share information and content, and enable us to improve our ability to profile and target users.

Continue to Build Out Our Proprietary Database. We currently intend to continue to develop our database of user-generated preferences and profile information to enable user profiling, archiving of key preferences, and micro-targeting by advertisers. The database will be created by information gathered from user contests, events, mobile marketing, and branded mobile content. We believe this database will be unique within the industry, and will enable us to provide our clients with responsive mobile advertising.

Develop Branded Services for Major Brands. Our goal is to become a dominant player in the emerging mobile marketing segment by assisting major brands to expand their marketing outreach into the mobile channel and the branded communities we support. We intend to establish agency relationships and direct relationships with major brands.

Expand Global Reach and Distribution. We currently plan to extend our distribution beyond North America and U.K. markets into China and other markets in the Asia Pacific region through on-deck carrier agreements, which provide our content preloaded on phones for better global reach, and through acquisitions or by partnering with companies currently transacting business in the region. By December 31, 2007, we currently intend to establish partners in China, Singapore, Hong Kong, Korea, Japan, Taiwan, and Australia.

Publish and License New Content. We currently intend to partner with print and media companies, record labels and studios, in an effort to generate and license premium content, and to secure and provide mobile users with select content including: ring tones, ring-back tones, remixes, logos, video, games, and wallpapers. We are currently in negotiations to plan to develop a mobile game based on a well-known rock band, with an original score provided by such band. Moreover, we intend to acquire and repurpose new, premium lifestyle brands and to market new programs to stimulate existing relationships, especially in the music industry. We also intend to leverage user-generated content as an alternative method for expanding content on social networking sites.

Continue to Focus on Channel Development. We seek to create and leverage innovative programs from early adopters and bring them to the mass market. We intend to accelerate user aggregation through large events and traditional media channels (e.g., print, TV, and cable) and to promote across a variety of channels including the Internet, IPTV, radio and print media through the positioning and branding of artists across channels, and featuring new brands live on Planet CoolTM. We believe sharing highlights through embedded social networks could lead to additional direct music sales searches and ad serving, attention from promoters and concert events and increased sales from our designed mobile and online store.

Extend our Mobile Services Technology. We currently intend to extend our end-to-end, mobile services technology platform to distribute premium, live, high-definition video and audio content across the mobile phone, computer and television platforms. We believe this capability will enable us to provide mobile pay-per-view services and highly targeted mobile advertising. In addition, in the second quarter of 2007, we launched a consumer affinity phone programs with premier brand partners in the music community, such as Metallica, to serve our customer base of social networks and affinity groups.

Strategic Acquisitions. We currently intend to evaluate strategic acquisitions which may enhance our technology, relationships and customer base and market opportunities to acquire new and innovative technologies that may further enhance our position in the mobile media industry.

Products and Services

We believe that our ability to seamlessly implement multiple media communication strategies such as video, voice, radio, TV, Internet and print into a unified community-based experience differentiates us in our industry. Customers and partners utilize our technical and service resources to build integrated promotional strategies leveraging the following:

Short Messaging Services (SMS). SMS allows users to access and download information and products, such as news headlines, sports news, games, ring tones, and wallpaper through their mobile phones. Users are also able to interact with other users by subscribing to community-oriented products.

Multimedia Messaging Services (MMS). MMS is an extension of SMS technology which allows, in addition to text, for sound, images and other multimedia content to be sent. As a result, MMS enables users to download color pictures and advanced ring tones as well as transmit more data in a single message.

Wireless Application Protocol (WAP). WAP allows users to browse content in a user-friendly format on their mobile phones and request and receive information in a manner similar to accessing information on Internet websites. WAP allows users to download pictures, logos, wallpaper, interactive games, ring tones, and other Internet content.

Wireless Interactive Voice Response (Wireless IVR). Wireless IVR services allow users to access voice content from their mobile phones. We provide entertainment and other products through our wireless IVR services. We provide IVR applications and services, also known as audiotext, which are connected to premium rate, national rate and toll-free telephony and utilize 900 number exchanges, premium text and automated credit card processing to access and bill for services. In the UK, unlike in the US, premium rate telephone numbers can be accessed by and charged to a mobile phone. In addition to the integration of mobile products and strategies, we have identified strong potential for the integration of IVR into mobile location-based search applications, voice concierge services, and voice alerts.

Internet. By utilizing our services offering, our customers’ websites allow their members to browse personal ads, listen to voice greetings, and communicate through a range of other channels. Our People2People service is currently the only online dating service in the UK to fully integrate mobile, voice, and video technologies. The People2People service lets members interact through IVR, SMS, Internet and email and listen to voice greetings and personal messages, as well as record messages of their own through dedicated IVR lines. Our dedicated website allows members and new users to browse personal ads, listen to voice greetings and communicate through a range of other channels. The People2People brand operates direct to consumers and is a “white-label” supplier to media and consumer brands. Our Internet enabled video greeting service allows subscribers to record up to 60 seconds of personalized content. In addition to video, members can also utilize instant messaging capabilities to chat, in real time, with other community members.

Gateway Services. We are currently one of ten content distributors that offer gateway services to the UK’s six mobile networks. Content creators and/or publishers wishing to market their content directly on carrier decks in the UK need to do so through us or these few other similarly accredited companies and pay a fee for every transaction. We are able to bill directly through the carrier by delivering premium billed messages on 5 and or 6 digit short codes. Our technology delivers messages and content directly to the user through the operator’s own connection, without the need for intermediaries. With full network accreditation, our client’s messages are generally delivered and tracked to include full time technical support.

Mobile Marketing Services. Includes the planning, creation, and execution of mobile marketing campaigns, branded community applications, and content distribution strategies. Our clients can mobile enable their radio, TV, print, web, text, email, outdoor, or in-store marketing initiatives. Our mobile marketing management tools are intended to enable our clients to run return-on-investment (ROI) based mobile marketing campaigns, target relevant audiences, send and receive messages and monitor, review and report on campaign results. Typically clients pay a setup fee and a campaign fee based on the scope of the campaign or pay for a longer term mobile marketing outsourcing fee. We believe that our web tools allow our customers to analyze media effectiveness, capture information gathered on targeted consumers, and then target consumers with teaser or full campaigns. Other mobile marketing tools that we offer include interactive competitions, votes, special offers and discounts.

Mobile Applications and Services

Our Match and Connect Services are proprietary mobile applications that match and connect individuals to content or people. G8Wave UK brought TxtChat, the first mobile matching service for our unique dating applications in the United Kingdom, to market in 1996.

Our Match and Connect business model focuses on providing applications for clients in a “white-labeled” format (e.g., Manchester Evening News’ Mobile Dating), including licensing the application to third parties offering their own mobile matching services, or providing the service as part of a suite of products.

We believe that our suite of applications and services are easy to use and flexible, allowing end-users to quickly match people, content and services with an intuitive, user-friendly process. We utilize a capture-and-push model that encourages participation and therefore revenue generation. Each of the services is delivered in a benefit-led subscription package, allowing members the freedom to choose how, when, and where they interact with other members.

We leverage our expertise in chatting and messaging with the SMS/MMS applications described below to deliver leading edge, white-label direct marketing solutions to our media clients. During 2006, 6.2 million messages were sent via our TxtChat and FotoDate services and 1.7 million messages were sent via our LiveText and Low Bid Auction services described below.

CellDate, is a proactive member voice personals service for mobile users. The service is based on a proprietary matching and profiling technology that delivers an SMS message to an end-user with the number of messages and matches waiting for them. The service can be delivered in custom, camera-ready, digitally delivered copy to print clients, through a single point of entry telephone or shortcode number for broadcast clients, or through web links for online registration and integration with our online dating services.

TxtChat was the first speed dating service in the UK. We are currently expanding this service into new community based applications where users can chat directly with hundreds of other people simultaneously. TxtChat is available as a text-only, photo-only or text and photo service.

FotoDate, a SMS / MMS enabled service, allows users to view and request photos while text messaging, which we believe represents significant revenue upside potential in mobile community interactions.

LiveText, a web-based SMS communication tool offering real-time one-on-one communication between the business and the consumer, is a database builder for media clients, generating information about the consumer through promotional activities such as near-live interactions with celebrities, competitions, voting and games. For mobile marketing clients, LiveText enables spontaneous, interactive, and targeted communications in a dynamic environment.

Low Bid Auction: is a mobile SMS application where the winner of a reverse auction is the individual that offers the lowest unique bid. Once the pre-determined entry deadline lapses, the mobile auction closes automatically and the end-user offering the lowest unmatched (i.e., unique) bid wins and can purchase the item for the low price offered. The cost of each user’s unique bid may be set according to the value of the item being auctioned and users are informed upon placing a bid whether their bid is the current lowest unique bid. If so, they are again notified later if their bid has been bumped from the lowest unique bid so that they can try again. Each customer or client branded mobile auction is typically promoted for 2-4 weeks.

“Matchmaker” WAP dating allows users to participate via mobile phone through the transmission of a trigger WAP link, sent via shortcode. Once registered, members are able to update their profile, search the database, view search results, or view individual profiles with a photo. Revenue is generated by linking to a premium rate IVR line for users to listen to voice greetings and leave messages for other members.

Sales, Marketing and Distribution

We leverage our marketing experience and expertise as producers of materials that are ultimately published in the targeted media outlets. We maintain in-house customer service, print production, marketing and agency quality advertising and promotions resources. All collateral is produced camera ready by in-house creative and production specialists equipped to generate hundreds of pages for media publications per week.

Product Development and Technology

We have developed a leading-edge technology platform which is highly flexible, and scalable. Our platform allows for SMS, MMS, WAP delivery methods in a single environment.

Our mobile technology architecture services include:

G8Wave Architecture	Application Services	Telephony Services	Web Services	Messaging Services
• Proprietary Software • Open Architecture Design • Industry Standard Interfaces • Enterprise Grade • Modular Application Design • Fully Integrated Infrastructure	• Microsoft.net Technology • XML, WML and HTML • ShowNTel (IVR Application Toolkit) • SQL Database Standard • Ease of Data Accessibility Between Apps • Standard Reporting Tools	• Telco Standard Protocols • SMPP For Mobile Test • Q931 Signaling Protocol For Voice • Dual Processor Definity G3 Pbx • ACD for Live Agents • Desktop SMS Interface	• 10Mb + 10 Mb Failover Connection • Industry Standard Firewall w/ Failover • Fully Resilient Web Server Cluster • WAP Servers for Mobile Content	• Industrial-Grade SMPP Gateway • Supports MMS/SMS Technology • Ringtones, Photos, Video • WAP Push Technology • 5 Million Messages Per Month & Scalable

Competition

We create and sell content and provide mobile applications and services. Our strategy is to make “going mobile” as easy as possible for our customers. We compete either directly or indirectly with content providers such as music and TV studios, music labels, mobile ring tone and mobile games providers; mobile application service providers that provide mobile products and services like iLoop, Enpocket and Mobliss; and mobile aggregators that provide direct connections to mobile carriers like mBlox; and mobile marketing providers that provide mobile promotions, programs and marketing services like Vibes and HipCricket.

We position and differentiate ourselves in our ability to bring together advertisers/sponsors and mobile communities and provide advertisers/sponsors a mobile channel to distribute their message and their products with the goal of simplifying the experience and reducing costs by providing a one-stop-shop mobile solution. We routinely partner with our competitors to complete or extend our mobile service offering, for example by providing co-sponsoring opportunities, which allows us access to content we do not own or distribution channels we do not have access to, while maintaining control of the customer relationship.

Customers

We use our messaging infrastructure to help, plan, create, and execute mobile campaigns for clients ranging from consumer brands to handset manufacturers.

We categorize our clients as either entertainment or business clients. Entertainment clients license content to us and participate in a revenue sharing agreements for revenue generated from that content. Entertainment clients include Metallica, 311, DMC, Linkin Park, Mandy Moore and Taylor Hicks.

Business clients include both brand and media clients. We offer mobile marketing services to brands such as Snapple, Newbury Comics and Qdoba. Media clients include newspaper groups such as: Archant, Johnston Press, Friday-Ad Ltd., Greater Manchester Newspapers and Kent Messenger; radio stations include Classic Gold Digital, GMG Radio, Wireless Group (including Talksport and Independent Local Radio) and Saga Radio; and TV stations include Cellcast, a UK broadcaster and production company, and Scottish Media Group, a regional broadcasting division of ITV with which we have mobile marketing agreements. Our other media clients include Sun Newspapers (part of News International), Local Sunday Newspaper Group and Worldwide Telemedia.

Intellectual Property

Our intellectual property is an essential element of our business. We use a combination of trademark, copyright, trade secret and other intellectual property laws, confidentiality agreements and license agreements to protect our intellectual property. It is our standard practice to require our employees and independent contractors to sign agreements acknowledging that all inventions, trade secrets, works of authorship, developments and other processes generated by them on our behalf are our property, and assigning to us any ownership in those works. Despite our precautions, it may be possible for third parties to obtain and use without consent intellectual property that we own or license. Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business.

The following is a list of our registered trademarks, and trademarks for which we have filed applications. We do not have any patents.

Mark	Jurisdiction	Status
G8Wave	United States	Registered
G8Wave	EU (Community Trademark)	Registration published
g8	United States	Application pending Notice of Allowance granted
g8	EU (Community Trademark)	Application published
g8	India	Application accepted
Planet Cool	EU, United States	Application pending
PEG	EU, United States	Application pending

Government Regulation

We must abide by regulations imposed by government regulatory authorities in deploying our mobile marketing applications. The majority of regulations within the telecommunications industry that apply to mobile messaging and marketing are created by industry bodies producing codes of conduct that outline the rules that network operators, content providers, carriers, technology providers and advertisers must adhere to when providing telecommunication services to the public. These codes of conduct generally focus on protecting consumers against unwanted e-mails and communications being delivered to their mobile devices. We intend to thoroughly investigate the regulations imposed in each jurisdiction in which we intend to expand our business prior to commencing any marketing efforts in such jurisdiction. In some cases, the cost of compliance with a jurisdiction’s regulations may preclude us from providing our services to customers in such jurisdiction.

The following is a summary of the regulations in each of the jurisdictions in which we currently operate.

The Mobile Marketing Association (“MMA UK”) is the industry association responsible for mobile telecommunications marketing in the United Kingdom. The MMA UK’s code of conduct sets forth the practical mandatory standards and best practice guidelines relating to the provision and operation of mobile marketing services based on the MMA UK’s interpretation of current legislation in the United Kingdom. The MMA UK code was drafted in response to “The Privacy and Electronic Communications (EC Directive) Regulations, 2003,” which governs the rules for unsolicited communications and electronic marketing in the United Kingdom. Our applications are programmed to require that customers accept our standard terms and conditions of usage upon downloading any of our applications. Our standard terms and conditions of usage require that the customer confirm its agreement to comply with the MMA UK code. We are currently members of the MMA UK.

In the United States, the code of conduct prepared by the Mobile Marketing Association (“MMA US”) provides guidelines applicable to companies marketing products and services to consumers through voice, e-mail and SMS (short messaging service) & MMS (multimedia messaging services) communications, particularly with respect to the sending of unwanted communications to consumers. The code of conduct is divided into six categories: choice, control, customization, consideration, constraint and confidentiality and provides policies in each area that must be adhered to by suppliers of mobile services. We are currently members of the MMA US.

Property

We currently lease approximately 4,000 square feet and 6,000 square feet of office space in Boston, Massachusetts and London, England at monthly rents of approximately $9,500 and $13,000, respectively. The initial term of the Boston lease expires on February 28, 2011 and may be extended for an additional five-year period. The leases covering the London premises are for an initial ten-year term expiring on April 1, 2014. We currently believe that comparable space is readily available in these locations upon the termination of such leases. We believe our current facilities are adequate for our immediate and near-term needs.

Employees

We currently have 41 full time employees as of July 31, 2007. None of our employees is represented by a labor union and we consider our employee relations to be good. We believe that our future success will depend, in part, on our continued ability to attract, hire and retain qualified personnel.

Legal Proceedings

To our knowledge, no legal proceedings, government or administrative actions, investigations or claims are currently pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

We anticipate that we will expend significant financial and managerial resources to the defense of our intellectual property rights in the future if we believe that our rights have been infringed. We also anticipate that we will expend significant financial and managerial resources to defend against claims that our products or services infringe upon the intellectual property rights of third parties.

Forward-Looking Statements

This Current Report on Form 8-K and other written reports and oral statements made from time to time by the Company may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company’s growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operation

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report as well as other matters over which we have no control. See “Forward-Looking Statements.” Our actual results may differ materially.

Overview

G8Wave was formed November 4, 2005 as an integrated mobile media company providing wireless interactive content technologies and services to mobile subscribers, media partners and customers primarily through its wholly-owned subsidiary, G8Wave UK. We provide mobile content distribution, mobile marketing applications and consulting and mobile community development services.

We are continuing to expand our proprietary mobile services technology platform and social network infrastructure. We distribute our content though some of the world’s leading wireless carriers and provide our services to a wide array of corporate and media clients. Our products and services impact social communities and branded communities. We deliver community-based content and applications including community-oriented products, information products, download products, interactive products and mobile marketing products.

We are the developer and owner of unique content which is distributed through exclusive social and branded communities. Additionally, we license content from leading music bands.

Our technology platform enables clients to access Internet services (including streaming video and messaging) through a variety of protocols, including: WAP (wireless access protocol), MMS (multimedia messaging services), SMS (short messaging service) and Java. Our technology platform delivers messages and content directly to the user through the operator’s own connection, without the need for intermediaries.

Results of Operations

Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

The selected historical financial information presented below is derived from our audited consolidated financial statements for the years ended December 31, 2005 and 2006.

The acquisition of all of the outstanding capital stock of g8wave, Ltd. on April 21, 2006, was treated for accounting purposes as a dividend, and the transaction has been accounted for as a purchase. We accounted for the acquisition using the purchase method of accounting. Therefore, the historical financial statements of the predecessor entity are reflected as our historical financial statements.

The data set forth below should be read in conjunction with the financial statements and accompanying notes incorporated by reference.

Selected Historical Financial Data

	2006	2005

Income Statement Data:

Total revenue	$9,480,246	$14,115,360
Total operating expenses	6,616,434	3,765,425
Income (loss) from operations	(3,407,935)	603,158
Comprehensive income (loss)	(3,132,038)	226,404

Other Financial Data:

Net cash used in operating activities	(2,818,224)	(547,552)
Net cash used in investing activities	(198,341)	(135,892)
Net cash provided by (used in) financing activities	6,487,140	(461,665)

Balance Sheet Data:

Total Assets	$6,288,794	$2,816,960

Revenue

Revenue for the years ended December 31, 2006 and 2005 consisted primarily of a subscription based service delivering live and on-demand mobile entertainment services directly to consumers. Our revenue decreased by approximately $4,635,114 for the year ended December 31, 2006 as compared to the same period in 2005. This decrease is primarily attributable to our decision in 2005 to gradually shift our focus from dating markets to mobile entertainment and mobile marketing.

Compensation and benefits

Our compensation and benefits expenses increased by approximately $1,370,000 (53%) for the year ended December 31, 2006 as compared to the same period in 2005. As our industry and company continue to grow and develop, we are continuing to fill key positions in an effort to leverage our prospects and growth. The increase was entirely attributable to the opening and staffing of our U.S. headquarters.

Consulting and professional fees

Our consulting and professional fees increased by approximately $615,000 (379%) for the year ended December 31, 2006 as compared to the same period in 2005. This increase in consulting fees for the year ended December 31, 2006 is due to the opening of our U.S. headquarters and the related expansion of business in the U.S. and primarily attributable to consulting agreements with Simmons/Abramson Marketing, Segnana, Arthean, and BuzzTone.

Stock-based Compensation

For the year ended December 31, 2006, we have recorded approximately $26,575, as compared to $0 for the year ended December 31, 2005 in non-cash, stock-based compensation primarily related to the issuance of stock options to employees. The compensation expense has been determined using the Black-Scholes fair value method. In the year ended December 31, 2006 the expense reflects the grant of stock options under FAS 123R.

Depreciation and Amortization

Depreciation and amortization expense for the year ended December 31, 2006 increased by approximately $96,000 when compared to the same period in 2005. This increase is primarily attributable to the write-off of the purchase of a trademark.

Selling, General and Administrative Expenses

Our selling, general and administrative costs increased approximately $2,851,000 (76%) for the year ended December 31, 2006 when compared to the same period in 2005. This increase is primarily attributable to additional staffing. The increase is entirely attributable to the opening and staffing of our US headquarters.

Three-Months Ended March 31, 2007 Compared to the Three-Months Ended March 31, 2006

Selected Historical Financial Data

	2007	2006

Income Statement Data:

Total revenue	$2,079,512	$2,360,537
Total operating expenses	1,518,861	1,224,180
Income (Loss) from operations	(743,175)	(530,608)
Comprehensive income (loss)	(704,652)	(473,844)

Other Financial Data:

Net cash used in operating activities	(984,991)	(720,596)
Net cash used in investing activities	(7,948)	(22,869)
Net cash used in financing activities	(160,330)	819,773

Balance Sheet Data:

Total Assets	$5,442,770	$3,080,975

Revenue

Revenue for the three months ended March 31, 2007 and 2006 consisted primarily of a subscription based service delivering live and on-demand mobile entertainment services directly to consumers. Our revenue decreased by approximately $281,000 for the period ended March 31, 2007 as compared to the same period in 2006. This decrease is primarily attributable to our decision in 2005 to gradually shift our focus from dating markets to mobile entertainment and mobile marketing. Gross profit increased by approximately $82,000 in this same period as compared to that of the prior year, primarily attributable to internal cost cutting and process improvement efforts and the resulting efficiencies in the delivery of our products and services.

Compensation and benefits

Our compensation and benefits expenses increased by approximately $140,000 (17%) for the three months ended March 31, 2007 as compared to the same period in 2006. As our industry and company continue to grow and develop, we are continuing to fill key positions in an effort to leverage our prospects and growth. The increase is entirely attributable to the opening and staffing of our U.S. headquarters which began in the first quarter of 2006.

Consulting and professional fees

Our consulting and professional fees increased by approximately $80,000 (80%) for the three months ended March 31, 2007 as compared to the same period in 2006. This increase is due to the opening of our U.S. headquarters and the related expansion of business in the U.S. and primarily attributable to consulting arrangements with Segnana, Arthean and BuzzTone which were entered into in the first quarter of 2006.

Selling, General and Administrative Expenses

Our selling, general and administrative costs increased approximately $295,000 (24%) for the three months ended March 31, 2007 compared to the same period in 2006. This increase is primarily attributable to additional staffing due to the opening of our US headquarters in the first quarter of 2006.

Liquidity and Capital Resources

As of and for the year ended December 31, 2006, we had an accumulated deficit of $3,187,018, a consolidated net loss of $3,132,038 and consolidated net cash flows used in operations of $2,818,224. As a result, our operations are not an adequate source of cash to fund future operations and these matters raise substantial doubt about our ability to continue as a going concern.

Cash flows generated from operating activities during the year ended December 31, 2006 were not sufficient to offset our operating expenditures. Although we closed on a $7.0 million equity financing on April 21, 2006, our ability to continue our operations is contingent upon obtaining additional financing and attaining profitable operations. As a result, it will be necessary for us to secure additional financing to support our operations. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all. If adequate funds are not available or not available on acceptable terms, we will be unable to continue as a going concern.

Critical Accounting Policies and Estimates

We rely on the use of estimates and make assumptions that impact our financial condition and results. These estimates and assumptions are based on historical results and trends as well as our forecasts as to how results and trends might change in the future. While we believe that the estimates we use are reasonable, actual results could differ from those estimates.

We believe that the accounting policies described below are critical to understanding our business, results of operations and financial condition because they involve more significant judgments and estimates used in the preparation of our consolidated financial statements. An accounting policy is deemed to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and any changes in the different estimates that could have been used in the accounting estimates that are reasonably likely to occur periodically could materially impact our consolidated financial statements.

Our most critical accounting policies and estimates that may materially impact our results of operations include:

Revenue Recognition

The accounting related to revenue recognition in the digital media and multimedia broadcast industry is complex and affected by interpretations of the rules and an understanding of various industry practices, both of which are dynamic in nature and subject to change. As a result, revenue recognition accounting rules require us to make significant judgments. Yet, at a minimum we consistently apply the guidelines for revenue recognition established in SEC Staff Accounting Bulleting No. 104 “Revenue Recognition in Financial Statements.” These guidelines establish that revenue can be recognized when persuasive evidence of an arrangement exists, the goods or service has been shipped, all significant contractual obligations have been satisfied, the fee is fixed or determinable and collection is reasonably assured.

Revenue is recognized in the period in which the service is provided for telecommunications services. Revenue from mobile marketing services are recognized on the completed-contract basis when the services are completed and accepted by the customer. The completed-contract method is used because our contracts for these types of services are typically either short-term in duration or management is unable to make reasonably dependable estimates of the costs of the contracts.

Income Taxes

Income taxes are accounted for using the liability method in accordance with SFAS No. 109, Accounting for Income Taxes (SFAS 109). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operation loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. We continue to record a valuation allowance for the full amount of deferred income taxes, which would otherwise be recorded for tax benefits related to operating loss carry forwards, as realization of such deferred tax assets cannot be determined to be more likely than not likely.

Accounting for Stock-Based Compensation

We adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment, as supplemented by the interpretation provided by SEC Staff Accounting Bulletin No. 107, issued in March 2005. (SFAS 123R replaced SFAS 123, Stock-Based Compensation, issued in 1995.) Under this method, the fair value of all common stock granted or modified after adoption must be recognized in the statement of operations and total compensation cost related to non-vested awards not yet recognized, determined under the original provisions of SFAS 123, must also be recognized in the statement of operations.

Recently Issued Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 154, Accounting Changes and Error Corrections-A Replacement of APB No. 20 and FASB Statement No. 3 (“SFAS No. 154”). SFAS No. 154 requires retrospective application to prior periods’ financial statements for changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In May 2006, the SEC announced that the compliance date for non-accelerated filers pursuant to Section 404 of the Sarbanes-Oxley Act had been extended. Under the latest extension, a company that is not required to file its annual and quarterly reports on an accelerated basis must begin to comply with the internal control over financial reporting requirements for its first fiscal year ending on or after July 15, 2008, which, for us, is effective for fiscal 2008 beginning January 1, 2008. This is a one-year extension from the previously established July 15, 2007 compliance date established in September 2005. The SEC similarly extended the compliance date for these companies relating to requirements regarding evaluation of internal control over financial reporting and management certification requirements. We are currently evaluating the impact of Section 404 of the Sarbanes-Oxley Act on our results of operations, cash flows or financial condition.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes -an Interpretation of FASB Statement No. 109 (“FIN 48”). This Interpretation prescribes a consistent recognition threshold and measurement standard, as well as clear criteria for subsequently recognizing, derecognizing and measuring tax positions for financial statement purposes. The Interpretation also requires expanded disclosure with respect to uncertainties as they relate to income tax accounting. FIN 48 is effective for fiscal years beginning after December 15, 2006, and must therefore be adopted by us no later than our fiscal year ending December 31, 2007. Management is currently evaluating the impact of adopting FIN 48. The cumulative effect of the Interpretation’s adoption will be an adjustment to beginning retained earnings in the year of adoption.

In September 2006, the FASB issued Statement of Financial Standards No. 157, Fair Value Measurements (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, and expands disclosures about fair value measurements. This Statement does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of SFAS 157 are effective for fiscal years beginning after November 15, 2007. We do not expect the adoption of SFAS 157 to have a material impact on our financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) 108, Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements, which eliminates the diversity in practice surrounding the quantification and evaluation of financial statement errors. The guidance outlined in SAB 108 is effective for us in 2008 and is consistent with our historical practices for assessing such matters when circumstances have required such an evaluation. Accordingly, we do not believe that adoption of SAB 108 will have any impact on us.

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We are assessing the impact the adoption of SFAS 159 will have on our financial position and results of operations for fiscal 2008.

We do not believe that any other recently issued, but not yet effective accounting standards will have a material effect on our consolidated financial position, results of operations or cash flows.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Relating to Our Company and Business

We have a history of losses that may continue in the foreseeable future.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. We had a net profit of $388,565 for the year ended December 31, 2005, a net loss of $3,264,848 for the year ended December 31, 2006, and a net loss of $704,652 for the three months ended March 31, 2007. As of March 31, 2007, our accumulated deficit was $3,897,151. Our losses to date have resulted primarily from selling and general and administrative costs relating to our operations. We believe that our ability to achieve profitability will depend primarily on our ability to consummate mobile marketing relationships with major brands and advertisers. There can be no assurance that we will be profitable in the future, or that future revenue and operating results will not vary substantially or that the operating results will not be below the expectations of investors.

We may face increasing competition, which could reduce our market share and materially adversely affect our financial condition and results of operations.

The market for wireless content is highly competitive. We expect that the competition will increase as the market grows. We sell proprietary content though our distribution channel with local carriers in the form of “on-deck” content offerings. The types of mobile content offered are exclusive content produced in-house, licensed content from the music industry and non-exclusive third-party content. We compete by offering a complete mobile channel solution (games and media), quality of the content, including its freshness and innovative differentiation, relationships with wireless carriers, the ability to have the content placed in the upper tiers of the handset menus and the number of carriers who offer the content.

We compete with original content providers including games and music. Our primary competitors for original game content are Jamdat, Mforma, Sorrent and THQ. Our primary competitors for original media/music content are Blingtones, Fatih, Moviso, Tutch, Yahoo, Yamaha, Zingy and Ztango. Many of these competitors have released significantly more content to date than us. Our select aggregator competitors are m-Qube, Motricity, Mobile 365, Air2Web, and OpenMarket. Many of these competitors have a broader content offering and have substantially greater financial resources than we do. In the future, likely competitors may include other major content aggregators, wireless software providers and other pure-play wireless entertainment publishers. Wireless carriers may also decide to develop and distribute their own wireless entertainment applications. If carriers enter the wireless entertainment applications market, they may refuse to distribute some or all of our applications or may deny us access to all or part of their networks. Such entry by the carriers into the wireless market or their restricting or denying our access to their networks could have a material adverse effect on our business.

We offer mobile marketing services to a number of clients, including brands such as Snapple, Rawlings and Qdoba. Many branded consumer product companies have a mobile/web advertising campaign. Competitors in this sector include AdMob, Third Screen Media, Enpocket, Cellfire, Crisp Wireless, Ipsh!, and Flytxt. Although we believe our ability to leverage our branded services and provide a comprehensive product and distribution approach for our branded channel allows us to compete in this sector, there can be no assurances that we will be able to continue to successfully compete in this sector.

Some of our competitors’ advantages over us in both the areas of mobile content and marketing services include the following:

•	Substantially greater revenues and financial resources;
•	Stronger brand names and consumer recognition;
•	The capacity to leverage their marketing expenditures across a broader portfolio of wireless and non-wireless products;
•	Pre-existing relationships with brand holders;
•	More resources to make acquisitions;
•	Lower labor and development costs; and
•	Broader geographic presence.

We face different market dynamics and competition outside the United States. In some international markets, our competitors have greater brand recognition and broader distribution than we have. We may not be as successful as our competitors in generating revenues in international markets due to our inability to provide applications that are attractive to the local market, the lack of recognition of our brand, or other factors. Developing user interfaces that are compatible with other languages or cultures could be expensive. As a result, our international expansion efforts may be more costly and less profitable than we expect.

If we are not as successful as our competitors in our target markets, our sales could decline, our margins could be negatively impacted and we could lose market share, any of which could materially harm our business.

The market for our products and services are subject to technological change. Our failure to keep pace with technological changes could lead to less demand for our products and services, loss of market shares and reduced revenues.

The market for our products and services is characterized by rapid change, evolving industry standards and frequent introductions of new technological developments. These new standards and developments could make our existing or future products or services obsolete. Keeping pace with the introduction of new standards and technological developments could result in additional costs or prove difficult or impossible. The failure to keep pace with these changes and to continue to enhance and improve the responsiveness, functionality and features of our services could harm our ability to attract and retain users.

We may need additional capital to execute our business plan and fund operations and may not be able to obtain such capital on acceptable terms or at all.

Capital requirements are difficult to plan in our rapidly changing industry. Although we currently expect the amounts raised in the Private Placement to be sufficient for the next 12 months, we expect that we will need additional capital to fund our future acquisitions, service development, technological infrastructure and sales and marketing activities.

Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including:

•	Investors’ perceptions of, and demand for, securities of telecommunications value-added services companies;
•	Conditions of the U.S. and other capital markets in which we may seek to raise funds;
•	Our future results of operations, financial condition and cash flows;
•	Governmental regulation of foreign investment in value-added telecommunications companies in particular countries;
•	Economic, political and other conditions in the United States, the United Kingdom, and other countries; and
•	Governmental policies relating to foreign currency borrowings.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. There is no assurance that we will be successful in locating a suitable financing transaction in a timely fashion or at all. In addition, there is no assurance that we will be successful in obtaining the capital we require by any other means. Future financings through equity investments are likely to be dilutive to the existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our growth strategy to acquire assets, technologies and businesses that are complementary to our existing business or necessary to maintain our growth and competitiveness or to fund operations. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

We face risks associated with currency exchange rate fluctuations.

Although we currently transact business primarily in U.S. dollars and British pounds, a larger portion of our revenues may be denominated in other foreign currencies as we expand our international operations. Conducting business in currencies other than U.S. dollars subjects us to fluctuations in currency exchange rates that could have a negative impact on our operating results. Fluctuations in the value of the U.S. dollar relative to other currencies impact our revenues, cost of revenues and operating margins and result in foreign currency translation gains and losses. Historically, we have not engaged in exchange rate hedging activities. Although we may in the future implement hedging strategies to mitigate this risk, these strategies may not eliminate our exposure to foreign exchange rate fluctuations.

Future acquisitions may have an adverse effect on our ability to manage our business.

Selective acquisitions currently form part of our strategy to further expand our business. If we are presented with appropriate opportunities, we may acquire additional businesses, technologies, services or products that are complementary to our core wireless services business. Future acquisitions and the subsequent integration of new companies into ours would require significant attention from our management, in particular, to ensure that the acquired business does not disrupt our relationships with the mobile operators, affect our users’ opinion of our services and customer support, and is effectively integrated with our existing operations and wireless services.

Future acquisitions would also expose us to potential risks, including risks associated with the assimilation of new operations, services and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing businesses and technologies, the inability to generate sufficient revenue to offset the costs and expenses of acquisitions and potential loss of, or harm to, relationships with employees and content providers as a result of integration of new businesses. Given the sophisticated technologies used in the wireless services industry, the successful, cost-effective integration of other businesses’ technology platforms and services into our own would also be a critical, and highly complex, aspect of any acquisition. The diversion of our management’s attention and any difficulties encountered in any integration process could have a material adverse effect on our ability to manage our business.

If we are not able to manage our growth, we may never achieve profitability.

Our success will depend on our ability to expand and manage our operations and facilities. There can be no assurance that we will be able to manage our growth, meet the staffing requirements for our business or for additional collaborative relationships or successfully assimilate and train new employees. In addition, to manage our growth effectively, we may be required to expand our management base and enhance our operating and financial systems. If we continue to grow, there can be no assurance that the management skills and systems currently in place will be adequate or that we will be able to manage any additional growth effectively. Failure to achieve any of these goals could have a material adverse effect on our business, financial condition or results of operations.

We face risks associated with managing international operations.

Almost all of our operations are conducted outside of the United States, including in the Europe, and we currently intend to expand to other developing and emerging markets. There are a number of risks inherent in doing business in such overseas markets, including the following:

•	unfavorable political or economical factors;
•	fluctuations in foreign currency exchange rates;
•	potentially adverse tax consequences;
•	unexpected legal or regulatory changes;
•	lack of sufficient protection for intellectual property rights;
•	difficulties in recruiting and retaining personnel, and managing international operations; and
•	less developed infrastructure.

Our inability to manage successfully the risks inherent in our international activities could adversely affect us. In addition, while we currently plan to continue to expand our business worldwide and increase overseas sales, because of the risks associated with conducting an international operation (including the risks listed above), there can be no assurances that our overseas expansion will be successful.

We will need to acquire and retain content.

We will need to commit considerable time, effort, and resources to develop and acquire additional content, beyond that which we already possess. Our development and production efforts are subject to all of the risks inherent in the development and acquisition of new content, including unexpected delays, expenses, technical problems and difficulties, as well as the possible insufficiency of funds to complete satisfactory development and acquisitions, which could result in abandonment or substantial change in content.

We currently derive a portion of our revenues from the sale of various types of content created by third parties. In particular, we currently have licensing and other agreements with certain artists, including Metallica, DMC Enterprises, Paid Celebrity Services, Rockapella, 311, Linkin Park, Mandy Moore, Sara Evans and Taylor Hicks. Under such agreements, the artists authorize the inclusion of their content in one or more of our services in exchange for a percentage of our revenues or a royalty or a fixed fee payment which we pay directly to the artist. Such agreements are usually non-exclusive and have terms ranging from six months to four years. In addition, some agreements can be renewed by the parties for additional successive terms indefinitely. There can be no assurances that we will be able to successfully negotiate new agreements or renew existing agreements with content providers on terms favorable to us or at all, or that such content providers will not enter into similar agreements with our competitors. If we are not able to maintain our relationships with current providers or develop relationships with new content providers, our business may be materially and adversely affected.

We depend on our relationships with wireless carriers for a significant portion of our revenues.

A significant source of our revenues are derived from our relationships with wireless carriers. Our arrangements with such carriers provide that end users are charged a one-time or monthly subscription fee for our content which is billed to them on their mobile phone bills through the carriers. The wireless carriers retain a percentage of the fee and remit the balance to us. If required, we then pay the entities from which we license content a portion of this amount. Our carrier relationships include some of the largest wireless carriers in the world including Orange, O2, Vodafone and T Mobile accounting for approximately 12.5%, 11.0%, 10.6% and 5.2%, respectively, of our total revenues for the fiscal year ended December 31, 2006. Our failure to successfully negotiate additional carrier agreements with wireless carriers on favorable terms or to maintain our current or future carrier relationships could have a materially adverse effect on our revenues. There can be no assurances that we will be able to successfully negotiate new agreements or renew existing agreements with content providers on terms favorable to us, or at all. Wireless carriers may also decide to develop and distribute their own wireless entertainment applications. If carriers enter the wireless entertainment applications market, they might refuse to distribute some or all of our applications or may deny us access to all or part of their networks.

If we lose our key personnel or are unable to attract and retain additional qualified personnel, the quality of our services may decline and our business may be adversely impacted.

We rely heavily on the expertise, experience and continued services of our senior management, including our president and chief executive officer and chairman and chief strategy officer. Loss of their services could adversely impact our ability to achieve our business objectives. We believe our future success will depend upon our ability to retain these key employees and our ability to attract and retain other skilled personnel. We cannot guarantee that any employee will remain employed by us for any definite period of time and the loss of personnel could have a material adverse effect on our business and company. Qualified employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. Expansion of our business could require us to employ additional personnel. We expect competition for such personnel to increase as the markets for wireless services expand. There can be no assurance that we will be able to attract and retain sufficient numbers of highly skilled employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates could impair the growth of our business. We currently retain our Chief Financial Officer on an interim part-time basis. We have recently begun a search for and intend to hire a full-time chief financial officer as soon as practicable. There can be no assurance that we will find a chief financial officer that is qualified to serve as chief financial officer of a public company upon our terms, within a short period of time, or at all.

New rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

We may be unable to attract and retain those qualified officers, directors and members of board of directors committees required to provide for our effective management because of the recent changes in the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of Sarbanes-Oxley has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these recent changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain the listing of our common stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

We are a holding company that depends on cash flow from our wholly-owned subsidiary to meet our obligations.

After the Merger, we became a holding company with no material assets other than the stock of our wholly-owned subsidiary. Accordingly, all our operations will be conducted by G8Wave, our wholly-owned subsidiary. We currently expect that the earnings and cash flow of our subsidiary will primarily be retained and used by us in our operations.

All of G8Wave’s liabilities survived the Merger and there may be undisclosed liabilities that could have a negative impact on our financial condition.

Before the Merger, certain due diligence activities on IFWC-DE and G8Wave were performed. The due diligence process may not have revealed all liabilities (actual or contingent) of IFWC-DE or G8Wave that existed or which may arise in the future relating to IFWC-DE’s activities before the consummation of the Merger. Notwithstanding that all IFWC-DE liabilities were transferred to Split Co. pursuant to the Split-Off, it is possible that claims for such liabilities may still be made against us, which we will be required to defend or otherwise resolve. The provisions and terms of the Merger Agreement and Split-Off may not be sufficient to protect us from claims and liabilities and any breaches of related representations and warranties. Any liabilities remaining from IFWC-DE or G8Wave could harm our financial condition and results of operations.

Risks Related to Our Industry

Unexpected network failure or interruptions, security breaches or computer virus attacks could impair our ability to provide our services, which could damage our reputation and harm our business operations.

Any failure to maintain the satisfactory performance, reliability, security and availability of our network infrastructure may cause significant harm to our reputation and our ability to attract and maintain users. Our network systems are vulnerable to damage from fire, flood, power loss, telecommunications failures, computer viruses, hackings and similar events. Any network interruption or inadequacy that causes interruptions in the availability of our services or deterioration in the quality of access to our services could reduce our user satisfaction and competitiveness. In addition, any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could adversely affect us. We do not maintain insurance policies covering losses relating to our systems and we do not have business interruption insurance. Although we typically outsource portions of our infrastructure to major global providers, such as SingTel, AT&T or BSNL, who generally provide system back-up in case of disaster under their terms of service of such failure, there can be no assurances that service interruption would not occur.

The growth of our business may be adversely affected due to public concerns over the security and privacy of confidential user information.

The growth of our business may be inhibited if the public concern over the security and privacy of confidential user information transmitted over the Internet and wireless networks is not adequately addressed. Our services may decline and our business may be adversely affected if significant breaches of network security or user privacy occur. We also follow “opt-in” and self-selection guidelines as a matter of company policy, which require consumers to specifically select or “opt in” for any mobile products or services, as well as complying with “do not call” regulations in all jurisdictions in which we operate. These procedures and regulations may further limit our ability to generate new business.

Actual or perceived security vulnerabilities in mobile phones could adversely affect our revenues.

Maintaining the security of mobile phones and wireless networks is critical for our business. There are individuals and groups who develop and deploy viruses, worms and other malicious software programs that may attack wireless networks and mobile phones. Recently, security experts identified what appears to be the first computer “worm” program targeted specifically at mobile phones. The worm, entitled “Cabir,” targets mobile phones running the Symbian® operating system. While the “Cabir” worm has not been widely released and we believe presents little immediate risk to our business, we believe future threats could lead some customers to seek to return our applications, reduce or delay future purchases or reduce or delay the use of their mobile phones. Wireless carriers and mobile phone manufacturers may also increase their expenditures on protecting their wireless networks and mobile phone products from attack, which could delay adoption of new mobile phone models. Any of these activities could adversely affect our results of operations and financial condition.

Changes in government regulation of the media and wireless communications industries may adversely affect our business.

It is possible that laws and regulations may be adopted in the United States and elsewhere which could restrict the media and wireless communications industries, including customer privacy, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through wireless carriers. Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding the media and wireless communications industries may lessen the growth of wireless communications services and may materially reduce our ability to increase or maintain sales of our applications and otherwise generate revenue. Tax environments that are currently favorable to wireless services, for example, in South and East Asia, could change adversely over time.

A decline in, or limitation on, the use of mobile phones would negatively impact our business.

A number of public and private entities have begun to restrict the use of mobile phones on their premises. For example, many places of worship, restaurants, hospitals, medical offices, libraries, museums, concert halls and other private and public businesses restrict the use of mobile phones due to privacy concerns, the inconvenience caused by mobile phone users to other patrons and the disruption mobile phones may cause to other electronic equipment at these locations.

Legislation has also been proposed in the U.S. Congress and by many states and municipalities to restrict or prohibit the use of mobile phones while driving motor vehicles. Some states and municipalities in the United States have already passed laws restricting the use of mobile phones while driving, and similar laws have been enacted in other countries. These laws and other potential laws prohibiting or restricting the use of mobile phones could reduce demand for mobile phones generally and, accordingly, the demand for our applications, which could reduce our ability to increase or maintain sales of our applications and otherwise generate revenue.

A number of studies have examined the health effects of mobile phone use and the results of some of the studies have been interpreted as evidence that mobile phone use causes adverse health effects. The establishment of a link between the use of mobile phone services and health problems, and any media reports suggesting such a link, could reduce demand for mobile phones and, accordingly, the demand for our applications.

Our business depends on the growth and maintenance of wireless communications infrastructure.

Our success will depend on the continued growth and maintenance of wireless communications infrastructure in the United States, the United Kingdom, and around the world. This includes deployment and maintenance of reliable next-generation digital networks with the necessary speed, data capacity and security for providing reliable wireless communications services. Wireless communications infrastructure may be unable to support the demands placed on it if the number of customers continues to increase, or if existing or future customers increase their bandwidth requirements. If the continued growth and maintenance of wireless communications services is unable to keep up with demand, our business may be adversely affected.

Our products may infringe upon the intellectual property rights of others and resulting claims against us could be costly and require us to enter into disadvantageous license or royalty arrangements.

The mobile media sector is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement and the violation of intellectual property rights. Although we attempt to avoid infringing upon known proprietary rights of third parties, we may be subject to legal proceedings and claims for alleged infringement by us or our licensees of third-party proprietary rights, such as patents, trade secrets, trademarks or copyrights, from time to time in the ordinary course of business. Any claims relating to the infringement of third-party proprietary rights, even if not successful or meritorious, could result in costly litigation, divert resources and our management’s attention or require us to enter into royalty or license agreements which are not advantageous to us. In addition, parties making these claims may be able to obtain injunctions, which could prevent us from selling our products. Any of these results could harm our business. We may be increasingly subject to infringement claims as the number of features of our products grow.

We may be unable to protect the intellectual property rights of the third parties from whom we license certain of our intellectual property or with whom we have entered into other strategic relationships, which could negatively impact our competitive advantage.

Certain of our intellectual property rights are currently licensed from third parties and, in the future, we intend to continue to license intellectual property from key strategic partners. We are, and will continue to be, reliant upon such third parties to protect their intellectual property rights. Such third parties may not protect the intellectual property rights that we license from them and we may be unable defend such intellectual property rights on our own or we may have to undertake costly litigation to defend the intellectual property rights of such third parties. There can be no assurances that we will continue to have proprietary rights to any of the intellectual property that we license from such third parties or otherwise have the right to use through similar strategic relationships. Any loss or limitations on use with respect to our right to use such intellectual property licensed from third parties or otherwise obtained from third parties or with whom we have entered into strategic relationships could negatively impact our competitive advantage.

We may be unable to protect our intellectual property, which could reduce the value of our services and our brand.

Our ability to compete effectively depends on our ability to protect our proprietary technologies, content and processes. We may not be able to safeguard and maintain our proprietary rights. Any infringement by third parties on our intellectual property could have a negative impact on our business and have an adverse effect on the price of our common stock.

Our directors, executive officers and affiliates will continue to exert significant control over our future direction.

Our directors and our executive officers, together with their affiliates, own a majority of our outstanding common stock, which percentage may increase in the event that they exercise any of the options or warrants that they may hold or in the future be granted, or exercise any convertible securities or acquire additional shares of our common stock. The interests of such persons may differ from the interests of other stockholders. Such stockholders will have control over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•	elect or defeat the election of our directors;
•	amendment of our Certificate of Incorporation or By-laws;
•	mergers, sale of assets or other corporate transactions; and
•	control the outcome of any of the matter submitted to the stockholders for vote.

Concentrations of stock ownership among a few stockholders may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Investors should not anticipate receiving cash dividends on our common stock.

We have never declared or paid any cash dividends or distributions on our common stock and intend to retain our future earnings, if any, to support operations and to finance expansion. Therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Risks Relating to Our Common Stock

We may be unable to register for resale all of the common stock included within the units sold in the Private Placement, in which case a stockholder will need to rely on an exemption from the registration requirements in order to sell such shares.

We are obligated to file a “resale” registration statement with the SEC that covers all of our common stock included within the Units sold in the Private Placement within 60 days after the closing of the Merger and to use our best efforts to have such “resale” registration statement declared effective by the SEC within 180 days after the closing of the Merger. Failure to do so within such time periods will result in our having to issue to the investors that purchased shares in the Private Placement that number of shares of our common stock equal to 1% of the number of shares purchased in the Private Placement per 30 day period, up to 10%, until such time as the registration statement is filed or declared effective, as the case may be. Nevertheless, it is possible that the SEC may not permit us to register all of such shares of common stock for resale. In certain circumstances, the SEC may take the view that the Private Placement requires us to register the issuance of the securities as a primary offering. Without sufficient disclosure of this risk, rescission of the private placement could be sought by investors or an offer of rescission may be mandated by the SEC, which would result in a material adverse affect to us. To date, the SEC has not made any formal statements or proposed or adopted any new rules or regulations regarding Rule 415 promulgated under the Securities Act, as such rule applies to resale registration statements. However, investors should be aware of the risks that interpretive positions taken with respect to Rule 415, or similar rules or regulations adopted subsequent to the date of this Report, could have on the manner in which the common stock may be registered or our ability to register the common stock for resale at all.

If we are not able to cause the registration statement to be declared effective, then investors will need to rely on exemptions from the registration requirements of the Securities Act, such as Rule 144. Such exemptions typically limit the amount of shares that an investor can sell, require that the shares be sold in certain types of transactions, require that the investor have held the shares to be sold for a minimum period of time and limit the number of times that an investor may sell its shares.

Failure to cause a registration statement to become effective in a timely manner could materially adversely affect our company.

We have agreed, at our expense, to prepare a registration statement covering the shares of common stock sold in the Private Placement and underlying the Warrants. Our obligation requires us to file a registration statement with the SEC within 60 days of the closing of the Merger and to use our best efforts to have the registration statement declared effective by the SEC within 180 days after the closing of the Merger. There are many reasons, including those over which we have no control, which could delay the filing or effectiveness of the registration statement, including delays resulting from the SEC review process and comments raised by the SEC during that process. Failure to file or cause a registration statement to become effective in a timely manner or maintain its effectiveness could materially adversely affect us and require us to issue additional shares of our common stock to investors in the Private Placement as liquidated damages.

Persons associated with securities offerings, including consultants, may be deemed to be broker dealers, which may expose us to claims for rescission or damages.

If our securities are offered without engaging a registered broker-dealer we may face claims for rescission and other remedies. We may become engaged in costly litigation to defend these claims, which would lead to increased expenditures for legal fees and divert managements’ attention from operating the business. If we could not successfully defend these claims, we may be required to return proceeds of the Private Placement to investors, which would harm our financial condition.

As a result of the Merger, G8Wave became subject to the reporting requirements of federal securities laws, which can be expensive.

As a result of the Merger, G8Wave became a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal and state securities laws, including compliance with the Sarbanes-Oxley Act of 2002. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if G8Wave remained privately-held and did not consummate the Merger.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to recruit, hire, train and retain additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by such Act, which would have a material adverse effect on us if applicable.

Mergers of the type we just completed are usually heavily scrutinized by the SEC and we may encounter difficulties or delays in obtaining future regulatory approvals.

Historically, the SEC and Nasdaq have not generally favored transactions in which a privately-held company merges into a largely inactive company with publicly traded stock, and there is a significant risk that we may encounter difficulties in obtaining the regulatory approvals necessary to conduct future financing or acquisition transactions, or to eventually achieve a listing of shares on one of the Nasdaq Stock Markets or on a national securities exchange. The SEC has adopted rules dealing with private company mergers into dormant or inactive public companies. As a result, it is likely that we will be scrutinized carefully by the SEC and possibly by the National Association of Securities Dealers or Nasdaq, which could result in difficulties or delays in achieving SEC clearance of any future registration statements, including the registration statement we must file as a result of the Private Placement, or other SEC filings that we may pursue, in attracting NASD-member broker-dealers to serve as market-makers in our stock, or in achieving admission to one of the Nasdaq Stock Markets or any other national securities market. As a consequence, our financial condition and the value and liquidity of our shares may be negatively impacted.

If we fail to maintain an effective system of internal controls we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and detect fraud. We are in the process of evaluating changes to internal controls for our new public company status, but have not yet implemented changes. Failure to implement changes to our internal controls or any other factors that we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our business, operations or reported financial information. Any such inability to establish effective controls or loss of confidence would have an adverse effect on our company and could adversely affect the trading price of our stock.

Because we are not yet required to comply with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

Sarbanes-Oxley, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges. Because we are not presently required to comply with many of the corporate governance provisions, we have not yet adopted these measures.

Our board of directors has determined that one of our board members qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B, and that only one of our three board members qualify as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Exchange Act, and as defined by Rule 4200(a)(14) of the Nasdaq Marketplace Rules.

Until we comply with the corporate governance measures adopted by the national securities exchanges after the enactment of Sarbanes-Oxley, regardless of whether such compliance is required, the absence of standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds in the future if we determine it is necessary to raise additional capital. We intend to comply with all applicable corporate governance measures relating to director independence as soon as practicable.

Because G8Wave became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with G8Wave becoming public through a “reverse merger”. Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in the wireless technology industry and markets;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	technological innovations or new competitors in our market;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
•	sales of our common stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become. We anticipate our common stock will be quoted on the automated quotation service of the NASD, known as the OTC Bulletin Board. Although we are not presently eligible, we intent to apply for listing of our common stock on either the American Stock Exchange, The Nasdaq Capital Market or other national securities exchange if and when we meet the requirements for listing. We cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remain listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Our common stock is deemed a “penny stock”, which may make it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934. The penny stock rules apply to companies whose common stock is not listed on a national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. In as much as our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period, under Rule 144, or upon expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding options or warrants, could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. The shares of common stock issued to our officers, directors, and greater than 10% stockholders in the Merger are subject to a lockup agreement prohibiting sales of such shares for a period of 12 months. Following such date, all of those shares will become freely tradable, subject to securities laws and SEC regulations regarding sales by insiders. In addition, the shares of common stock sold in the Private Placement (including the shares underlying the Warrants) will be freely tradable upon the earlier of (i) effectiveness of a registration statement covering such shares; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act. Recently proposed revisions to Rule 144 may shorten the current holding period under Rule 144 in which case the overhang period may arise earlier than would otherwise be the case.

Stockholders may experience dilution of their ownership interests because of the future issuance of additional shares of our common stock and our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are authorized to issue an aggregate of 100,000,000 shares of capital stock consisting of 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share, with such preferences and rights as may be determined by our board of directors at the time of issuance. Specifically, our board of directors has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into common stock, which could decrease the relative voting power of the common stock or result in dilution to our existing stockholders. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of our common stock are then traded.

We may apply the proceeds of the Private Placement to uses that ultimately do not improve our operating results or increase the value of our common stock.

We intend to use the net proceeds from the Private Placement, including proceeds received upon the exercise of any Warrants sold therein, for professional fees, including costs and expenses incurred in connection with the Private Placement, the acquisition of content, product development and distribution, as well as for general working capital purposes. However, we do not have more specific plans for the net proceeds from the Private Placement and our management has broad discretion in how we use these proceeds. These proceeds could be applied in ways that do not improve our operating results or otherwise increase the value of our common stock.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of August 13, 2007 regarding the beneficial ownership of our common stock taking into account the consummation of the Merger, the closing of the Private Placement and the consummation of the Split-Off by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) each Named Executive Officer; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to such shares of common stock. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o 126 Brookline Avenue, Suite 201, Boston, Massachusetts 02215. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of August 13, 2007, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage Beneficially Owned(2)
Habib Khoury	300,000(3)	*
Bradley M. Mindich	9,630,863(4)	42.8%
Chad Brownstein	7,125,000(5)	31.8%
Leslie E. Bider	69,469(6)	*
Sherman Atkinson(7)	0	*
ITU Ventures III, LP	6,225,376	27.8%
All executive officers and directors as a group (7 persons)	17,125,332	74.9%
__________________
* Represents less than 1%
(1)	Unless otherwise indicated, includes shares owned by a spouse, minor children, and relatives sharing the same home, as well as entities owned or controlled by the named beneficial owner.
Unless otherwise noted, shares are owned of record and beneficially by the named beneficial owner.
(2)	Based on 22,422,978 shares issued and outstanding.
(3)	Represents fully vested RSUs.
(4)	Includes 83,363 shares issuable upon the exercise of stock options held by Mr. Mindich’s spouse that are currently exercisable.
(5)
Includes (i) 6,225,376 shares owned by ITU Ventures III, LP a Delaware limited partnership (“ITU III”), and (ii) 899,624 shares owned by ITU Ventures III NM, LP a Delaware limited partnership (“ITU III NM”), the general partner of which is ITU Partners III, LLC (“ITU Partners”), which is managed and wholly-owned by ITU Investment Management, LLC (“ITU Investment Management”), of which Mr. Brownstein is 50% owner and co-manager.

(6)	Represents shares issuable upon exercise of currently exercisable stock options.
(7)	Mr. Atkinson served as our Chief Executive Officer from April 17, 2006 until October 13, 2006.

Executive Officers and Directors

The following persons became our executive officers and directors on August 13, 2007, upon effectiveness of the Merger and hold the positions set forth opposite their respective names.

Name	Age	Position
Habib Khoury	48	President and Chief Executive Officer

Richard F. Gallagher, Jr.	39	Interim Chief Financial Officer

Shubhro Sen	49	Senior Vice-President and Managing Director, Asia Pacific Operations

Mark Challinor	46	Senior Vice-President and Managing Director, European Operations

Bradley M. Mindich	39	Chairman, Chief Strategy Officer, Secretary, Treasurer and Director

Chad Brownstein	34	Director

Leslie E. Bider	56	Director

Our directors hold office for one-year terms and until their successors have been elected and qualified. Our officers are elected by the board of directors and serve at the discretion of the board.

Biographies

Habib Khoury has served as our President since November 2006 and as our Chief Executive Officer since March 2007. Prior to joining us, Mr. Khoury was an advisor to our company from April 2006 to July 2006 and assisted in the G8Wave UK acquisition from TPI and structured the $7.5 million capital investment into G8Wave by ITU III and ITU III NM. Mr. Khoury was president and chief executive officer of Cemprus, Inc., a software, services and fault tolerant systems provider to global telecommunications companies, from 2002 to 2003, and of Process Software, Inc., a software and services provider to global 2000 companies, from 2001 to 2002. Prior thereto, from 2000 to 2001, Mr. Khoury was president and chief operating officer of Get2it, Inc., a consumer based Internet content and service business. Mr. Khoury served as senior vice president of operations for Medical Manager (NASDQ:MMGR) and its subsidiary CareInsite, Inc. (NASDQ:CARI), a healthcare content, services and technology company that managed online healthcare information and transactions over the Internet, and which is now part of WebMD, from 1997 to 2000.  Prior to CareInsite, in 1995, Mr. Khoury was a co-founder of CareAgents, Inc., an Internet health care content and services company, which he sold to Synetic, Inc. (NASDQ:SNTC) before it was renamed Medical Manager. Prior thereto, Mr. Khoury served as chief information officer for Harvard Community Health Plan, as a senior executive of operations for Bioran Medical Laboratory (now part of Quest Diagnostics NYSE:DGX) and as chairman of the ITAA software division board. Mr. Khoury has a B.S. in Business Administration from Babson College.

Richard F. Gallagher, Jr. has served as our interim Chief Financial Officer since March 2007. Mr. Gallagher has served as chief financial officer of Phoenix Media Communications Group, Inc. (“PMCG”) since October 2005. Prior thereto, from July 2002 to October 2005, Mr. Gallagher was chief financial officer for WebGen Systems, Inc., a technology company based in Cambridge, Massachusetts. From May 1996 to October 2001, Mr. Gallagher served as chief financial officer and vice president of business infrastructure for the consulting division of The IT Group, a Pittsburgh, Pennsylvania-based Fortune 1000 company, now part of The Shaw Group, where he oversaw nearly every aspect of business infrastructure and operations - from finance and accounting, to human resources and management information systems. Mr. Gallagher also served as the director of mergers and acquisitions and as a director of finance for The IT Group.  Mr. Gallagher is a CPA with nearly 20 years of experience in both publicly traded and privately held companies in the fields of finance, accounting, systems, operations, and tax management. Mr. Gallagher has a bachelor's degree in business administration and accounting from the Isenberg School of Management at the University of Massachusetts at Amherst.

Shubhro Sen, Ph.D. has served as our Senior Vice President and Managing Director, Asia Pacific Operations since September 2006. Dr. Sen has 20 years of management, consulting and entrepreneurial experience. An expert in brand management and multi-attribute decision making with a Ph.D. in Marketing, Dr. Sen has served as a consultant to major global corporations such as Apple Computer, P&G, Microsoft, Citibank, State Street and HP as well as on the faculties of universities such as the University of California at Berkeley and Northeastern. Dr. Sen was chief executive officer and executive publisher of FSO, LLC, a financial services outsourcing publication, from January 2003 to July 2005, president and chief executive officer of PowerShare, Inc., an investment management software and outsourcing services company from November 1999 to September 2003 and co-founder and chief executive officer of SR Research, Inc., a credit risk analytics and decision support company (now eCredit.com), from May 1992 to June 1995. Sen has served on the board of directors of the Mobile Marketing Association, Asia Pacific since December 2006. Dr. Sen holds a B.A. from St. Stephen’s College, Delhi University, a M.A. in International Relations from Jawaharlal Nehru University, New Delhi, a M.S. in Finance and International Business from the University of Illinois, Urbana-Champaign and a Ph.D. in Marketing and Strategic Management from the University of California, Berkeley.

Mark Challinor has served as our Senior Vice President and Managing Director, European Operations, since March 2007. Prior thereto from July 2005 to February 2007, Mr. Challinor served as managing director of Buzz Mobile Marketing Ltd., a mobile marketing agency with clients including The Times of London (UK), The Sydney Morning Herald (Australia) and The Times of India (India), and as a mobile marketing and media consultant from November 2004 to June 2005. Mr. Challinor’s served as group promotions manager at Associated Newspapers (publishers of Daily Mail, Mail on Sunday, Evening Standard and Metro newspapers) from March 1998 to October 2004. Mr. Challinor served as European president of The International Newspaper Marketing Association, a world-wide ideas sharing network for media companies, from 2004 to 2006, and has served on its international board since 2005. In 2006, Mr. Challinor received the newspaper industry’s highest honor, The Silver Shovel Award. Mr. Challinor is also former chairman of the UK’s professional marketing body, The Chartered Institute of Marketing, and currently is on the board of the UK’s Advertising Standard’s Authority/Code of Advertising Practice.

Bradley M. Mindich, our founder, has served as our Chairman and as a director since November 2005 and as our Chief Strategy Officer since April 2006. Mr. Mindich also served as our Chief Executive Officer from November 2005 to March 2007. From 1986, Mr. Mindich has served in various capacities at PMCG including as executive vice president from 2002 to 2006, and most recently, since January 2007, as president. Mr. Mindich has negotiated exclusive arrangements with multiple major content providers and partners as well as carriers and hardware vendors.

Chad Brownstein has served as a director since April 2006. Mr. Brownstein co-founded ITU Ventures in 2002 and shares responsibility for directing overall investment strategy and oversees day-to-day activities. Prior to founding ITU Ventures, Mr. Brownstein was a member of the Merchant Banking Division of Donaldson, Lufkin and Jenrette, Inc. (“DLJ”) Previously, he was employed in the investment banking division at DLJ, where he participated in public and private investment banking activities, including equity, debt and merger/advisory transactions. Mr. Brownstein serves as a director of Surfect Holdings, Inc. (OTCBB: SUFH.OB), a public company developer of tools for the semiconductor industry. Mr. Brownstein received a B.A. from Tulane and attended Columbia Business School.

Leslie E. Bider has served as a director since August 2006. Mr. Bider served as chairman and chief executive officer of Warner Chappell Music, Inc. from 1987 to 2005. During Mr. Bider’s tenure as chief executive officer, Warner Chappell’s revenues grew from a $30 million a year to over $500,000 million a year. Prior thereto from 1983 to 1987, Mr. Bider served as chief operating officer of Warner Bros. Music where he was responsible for its worldwide operations and involved in its global expansion, including the acquisition of the 20th Century Fox Music catalog, and from 1981 to 1987 Mr. Bider served as chief financial officer. Mr. Bider founded and was the managing partner of Bider & Montgomery, an accounting firm servicing the media and entertainment industry. Mr. Bider received his Masters Degree in Accounting from Wharton School at the University of Pennsylvania and a BS in accounting from the University of Southern California. Mr. Bider serves as the chairman of the Musicares Foundation for the Recording Academy and currently serves as a director and audit committee member of Douglas Emmett, Inc. (NYSE: DEI) and as a director of OSI Systems, Inc. (NASDAQ: OSIS). Mr. Bider received his Certified Public Accountant certificate from the State of California in 1975.

There are no family relationships among our directors and executive officers.

Executive Compensation

The table below sets forth certain information about the compensation paid, earned or accrued by our Chief Executive Officer and all other executive officers who received annual remuneration in excess of $100,000 during 2006 (“Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Other Annual Compensation ($)	Total ($)

Habib Khoury(1) Chief Executive Officer	2006	0	92,200(4)	0

Bradley M. Mindich(2) Chairman and Chief Strategy Officer	2006	152,308	0	152,308

Sherman Atkinson(3) Chief Executive Officer	2006	126,923	174,174(5)	301,097
__________________
(1)	Mr. Khoury has served as our President since November 2006.
(2)	Mr. Mindich served as our President and Chief Executive Officer from November 2005 until June 2006 and as our Chief Executive Officer from November 2006 until March 2007.
(3)	Mr. Atkinson served as our Chief Executive Officer from April 17, 2006 until October 13, 2006.
(4)	Represents payments made to Arthean LLC for consulting services rendered to us during 2006. Arthean LLC is owned by Mr. Khoury.
(5)	Includes an aggregate of $168,702 paid to Mr. Atkinson as severance, and an aggregate of $5,472 of health insurance premiums paid on Mr. Atkinson’s behalf.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2006, there were no outstanding equity awards held by any Named Executive Officer.

Employment Agreements

We have employment agreements with Messrs. Mindich, Khoury, Sen and Challinor.

We are a party to an employment agreement, dated April 21, 2006, with Bradley Mindich to serve as our Chairman and Chief Strategy Officer, pursuant to which Mr. Mindich is entitled to receive an annual salary of $225,000 and is required to devote at least 65% of his business time to us. The agreement is terminable “at will” upon 20 days prior notice and contains covenants not to solicit or compete during his term of employment and generally for two years thereafter.

We are a party to an employment agreement, dated April 2, 2007, with Habib Khoury which initial term expires on February 28, 2010 (which may be automatically renewed for successive one-year periods unless either party notifies the other of its desire not to renew 90 days prior to the then current term), to serve as our President and Chief Executive Officer, pursuant to which Mr. Khoury is entitled to receive an annual base salary of $280,000. The agreement also provides for (i) an annual bonus of up to 50% of Mr. Khoury’s then current base salary (ii) an initial grant of 300,000 fully vested restricted stock units each of which, when vested, entitle a holder thereof to one share of our common stock (“RSUs”), and (iii) the grant of  RSUs representing 6% of our outstanding shares immediately following the Merger, 25% of which RSUs will vest on September 2, 2007 and the balance will vest in equal monthly installments during the initial term. In the event of a “change of control” (as defined in the agreement), Mr. Khoury will be entitled to (i) the immediate vesting of all RSUs issued under the agreement, and (ii) a severance payment equal to (A) twelve months base salary, and (B) an annual bonus of 50% of then current base salary, provided that Mr. Khoury agrees to remain in the employ of our company for 90 days after the change of control, if so requested. If Mr. Khoury is terminated by us without cause (as such term defined in the Agreement), Mr. Khoury will receive (i) his base salary and employee benefits for six months, (ii) a pro rata percentage of his bonus, and (iii) six month vesting acceleration of outstanding stock awards. The agreement contains covenants not to compete or solicit during the term of Mr. Khoury’s employment and for six months thereafter.

We are a party to an employment letter agreement, dated January 25, 2007, as amended by a letter agreement, dated July 10, 2007, with Mark Challinor to serve as our Senior Vice President and Managing Director of G8Wave UK pursuant to which Mr. Challinor is entitled to receive an annual base salary of £105,000. In addition, Mr. Challinor is eligible, at the discretion of our board of directors, for a (i) performance-based bonus based on a percentage of our company’s EBITDA as described in the agreement, and (ii) salary-based bonus of up to 20% of his base salary. Mr. Challinor is also entitled to receive 166,725 RSUs under the 2007 Plan. Such RSUs vest as to 25% of the shares subject thereto on January 25, 2008, and the balance in equal monthly installments over the next 36 months, subject to Mr. Challinor remaining in our employ on such vesting dates. Mr. Challinor’s employment may be terminated at any time by us for “cause” as described in the agreement. The agreement contains covenants not to solicit or compete during his employment and for six months thereafter.

We are a party to an employment letter agreement, dated August 12, 2006, as amended by a letter agreement, dated July 10, 2007, with Shubhro Sen to serve as our Senior Vice President and Managing Director, Asia Pacific Operations, pursuant to which Dr. Sen is entitled to receive an annual base salary of $190,000. In addition, Dr. Sen is eligible to receive (i) a performance-based bonus of up to 20% of his base salary. Dr. Sen is also entitled to receive 166,725 RSUs under the 2007 Plan. Such RSUs vest as to 25% of the shares subject thereto on August 12, 2007, and the balance in equal monthly installments over the next 36 months, subject to Dr. Sen remaining in our employ on such vesting dates. If Dr. Sen’s employment is terminated at any time by us without “cause” (as such term is described in the agreement), Dr. Sen will be entitled to receive continued salary, bonus and benefits for six months. The agreement contains covenants not to solicit or compete during his employment and for one year thereafter.

Mr. Gallagher provides financial and accounting services to us pursuant to an arrangement with PMCG Management LLC (“PMCG Management”) whereby, we pay PMCG Management $5,000 per month for Mr. Gallagher’s services. We will grant Mr. Gallagher RSUs for 75,000 shares of common stock under the 2007 Plan as compensation for his services, which RSUs will vest as to all of such shares upon the earlier of (a) the hiring of a permanent chief financial officer by the Company or (b) 12 months from the date of grant.

Director Compensation

We do not currently compensate our directors for acting as such, although we may do so in the future, including with cash and/or equity. We reimburse our directors for reasonable expenses incurred in connection with their service as directors. As of December 31, 2006, none of our directors received any compensation from us, except as set forth in the table below:

The following table sets forth director compensation as of December 31, 2006.
Name	Option Awards(1)	Total
Leslie E. Bider	$12,176	$12,176
__________________
(1)
Based upon the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standard (“FAS” No. 123(R), Share Based Payments. Our policy and assumptions made in the valuation of share based payments are contained in Note 8 to our December 31, 2006 financial statements.

On August 1, 2006, G8Wave granted Mr. Bider a ten-year option to purchase 166,725 shares of our common stock at an exercise price of $0.10, which option vests as to 16.6% of the number of shares subject to the option on the date of grant, 8.4% of the number of shares subject to the option on the six-month anniversary of the date of grant, and 1/12 of the balance of such shares subject to the option vest and become exercisable on the last day of each three month period thereafter. As part of the Merger, on August 13, 2007, this option was exchanged for an option under the 2007 Plan having substantially the same terms.

Board of Directors and Corporate Governance

Upon the closing of the Merger, Hank Cohn resigned as the sole officer and director of IFWC-DE and simultaneously therewith a new board of directors was appointed consisting of Messrs. Mindich, Brownstein and Bider.

Directors’ and Officers’ Liability Insurance

We currently have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors. In addition, we have entered into indemnification agreements with our executive officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer, but have not done so to date due to our relatively small size.

Board Independence

Leslie Bider qualifies as an “independent” director as that term is defined by applicable listing standards of The NASDAQ Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Board Committees

Our board of directors is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. We intend to appoint such persons to the board of directors and committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a securities exchange. At such time as our board of directors appoints an audit committee, Leslie Bider would be deemed to be an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-B, as promulgated by the SEC.

Stock Incentive Plan

We have adopted a 2007 Stock Incentive Plan (the “2007 Plan”) that provides for the grant of up to 4,725,000 shares of common stock and/or stock options, restricted stock and RSUs to directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success. Under the 2007 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code and non-qualified stock options. The 2007 Plan is administered by our board of directors. In connection with the Merger, we issued options to purchase an aggregate of 971,849 shares of our common stock to former option holders of G8Wave in exchange for options to purchase the same number of shares of our common stock held by them.

Certain Relationships and Related Transactions

We are a party to a five-year lease agreement, dated as of March 1, 2006 (the “Lease”) with Infort Realty Trust Two (“Infort”) pursuant to which we lease approximately 4,016 square feet of office space located at 126 Brookline Avenue, Boston, Massachusetts for monthly rental payments (i) $9,538 during the first year (ii) $9,538 during the second year (iii) $10,040 during the third year (iv) $10,542 during the fourth year and (v) $11,044 per during the fifth year of the Lease. In addition, in the event that operating expenses for the leased premises increase after 2006, we are required to make additional rent payments equal to 6.08% of the additional operating expenses per year to cover such increased expenses beginning in 2008. We have an option to extend the term of the Lease for an additional five-year period. Steven Mindich, our Chairman, Chief Strategy Officer, director and principal stockholder’s father, is the President and the sole shareholder of Infort, Inc., the Trustee of Infort.

On April 21, 2006, we entered into a Series A Preferred Stock Purchase Agreement with ITU III, ITU III NM and Bradley Mindich, our Chairman, Chief Strategy Officer, director and principal stockholder, pursuant to which we sold (i) an aggregate of 7,125,000 shares of our Preferred Stock for a purchase price of $7 million in cash and a convertible promissory note payable to ITU III in the principal amount of $50,000, and (ii) 47,500 shares of Preferred Stock to Bradley Mindich in consideration of a promissory note in the principal amount of $50,000 (the “Note”) from Bradley Mindich (the “Series A Financing”). The general partner of ITU III and ITU III NM is ITU Partners III, LLC, which is managed and wholly-owned by ITU Investment Management, of which Chad Brownstein, a director, is 50% owner and co-manager.

On April 21, 2006, we loaned $50,000 to Bradley Mindich, our Chairman, Chief Strategy Officer, director and principal stockholder under the Note in connection with Mr. Mindich’s purchase of our Preferred Stock. The Note bears interest at an annual rate of 6%, with principal installments of $6,250 plus interest payable on the first day of February, May, August and November of each year, commencing on August 1, 2006 and ending on May 1, 2008. As of July 11, 2007, there was an aggregate of $31,250 of principal and interest outstanding under the Note, which outstanding amount was forgiven by us on such date.

On April 21, 2006, we entered into an asset purchase agreement with TP Corporation, a Massachusetts corporation (“TP Corporation”), pursuant to which we purchased TP Corporation’s intellectual property rights relating to the g8wave name and trademark and certain contracts listed therein for $100,000. TP Corporation is owned by Steven Mindich, our Chairman, Chief Strategy Officer, director and principal stockholder’s father.

On April 21, 2006 we entered into a stock purchase agreement with TPI pursuant to which we purchased all of the shares of G8Wave UK from TPI for $1.3 million. TPI is controlled by Stephen Mindich, Bradley Mindich’s father, and a trust controlled by Bradley Mindich.

On April 21, 2006, we entered into an asset purchase agreement with Tele-Publishing, Inc., a Massachusetts corporation (“Tele-Publishing”), pursuant to which we purchased certain assets, including equipment and contracts from Tele-Publishing for $100,000. Tele-Publishing is owned by Stephen Mindich, our Chairman, Chief Strategy Officer, director and principal stockholder’s father.

On April 21, 2006, we entered into an investors’ rights agreement with ITU III, ITU III NM and Bradley Mindich, our Chairman, Chief Strategy Officer, director and principal stockholder (which was terminated in part by a letter agreement, dated July 10, 2007, with the same parties) (“Investors’ Rights Agreement”), which currently provides for, among other things, certain demand and piggyback registration rights with respect to the shares of our common stock received by them in the Merger in exchange for their shares of Preferred Stock.

On July 10, 2007 we entered into a letter agreement with Bradley Mindich, our Chairman, Chief Strategy Officer, director and principal stockholder, and ITU III and ITU III NM which agreement terminates certain agreements entered into with such parties in connection with the Series A Financing, and pursuant to which such parties agree to waive any registration rights under the Investors’ Rights Agreement in connection with the Private Placement.

We are a party to a services agreement, dated as of April 21, 2006, with The Boston Phoenix Trust (“Phoenix Trust”) pursuant to which Phoenix Trust has agreed to provide us such telecommunications and technology, support services, personnel and equipment as we shall from time to time request to operate our business, for a monthly fee of $11,000. The agreement will automatically renew for successive one-year terms on each December 31 unless either party gives 30 days prior notice of its intention not to renew the agreement to the other party. Phoenix Trust is owned indirectly by Steven Mindich, our Chairman, Chief Strategy Officer, director and principal stockholder’s father.

On August 1, 2006, G8Wave granted Mr. Bider a ten-year option to purchase 166,725 shares of our common stock at an exercise price of $0.10, which option vests as to 16.6% of the number of shares subject to the option on the date of grant, 8.4% of the number of shares subject to the option on the six-month anniversary of the date of grant, and 1/12 of the balance of such shares subject to the option vest and become exercisable on the last day of each three month period thereafter. As part of the Merger, this option was exchanged for an option under the 2007 Plan having substantially the same terms.

We are a party to a three-year Music Sector Agreement with the band Metallica, dated May 25, 2005, which provides for, among other things, the provision of our premium rate telephone services and premium text services and the right to use Metallica content in our services. Under the agreement, Metallica is entitled to royalty payments in accordance with the terms of the agreement and a stock appreciation right to receive 4% of the fair market value (as defined in the agreement) in excess of $1 million, of our company upon the occurrence of certain events described in the agreement. On July 11, 2007, Metallica agreed to waive its right to exercise its stock appreciation right upon the Merger. The agreement may be terminated by Metallica at any time, on 90 days notice, if Bradley Mindich’s relationship with us is terminated. Our obligations under the agreement are guaranteed by the Phoenix Trust. Phoenix Trust is owned indirectly by Steven Mindich, our Chairman, Chief Strategy Officer, director and principal stockholder’s father.

We are a party to an amended and restated advisory agreement with Greenwave Partners LLC, a Colorado limited liability company (“Greenwave”), dated as of July 1, 2007 (the “Advisory Agreement”) pursuant to which Greenwave has agreed to provide financial and management advisory services to us in exchange for a monthly fee of $10,000 (the “Advisor’s Fee”) which fee will not begin to accrue until and unless (i) the Merger closes and (iii) we receive equity financing from unaffiliated third parties of at least $2,000,000 (the “Minimum Financing”) within six months of July 1, 2007 (the “Commencement Date”), and will be payable on or before the tenth day of the calendar month following the Commencement Date. The Advisory Agreement provides for an initial one-year term commencing on the Commencement Date, and will automatically renew for successive one-year terms unless either party gives 30 days’ prior written notice to the other party of its desire not to renew. If we fail to secure the Minimum Financing within 6 months from the date of the Advisory Agreement, the Advisory Agreement will terminate. Chad Brownstein, a director, is a manager of Greenwave.

We have, from time to time, since our inception in November 2005 through the closing of the Merger, entered into transactions with Phoenix Trust, directly or through its affiliates, for the provision of certain goods or services for which we reimburse Phoenix Trust and its affiliates. We reimbursed Phoenix Trust, Tele-Publishing and PMCG LLC an aggregate of approximately $315,000, $45,000 and $130,000, respectively, for payroll expenses of approximately $335,000, employee benefits of approximately $125,000 and telephone aggregator fees of approximately $30,000 paid by them on our behalf or for our benefit. Phoenix Trust is owned indirectly and Tele-Publishing is owned by Steven Mindich, our Chairman, Chief Strategy Officer, director and principal stockholder’s father. PMCG LLC is owned by Bradley Mindich and Stephen Mindich.

We are a party to an assignment and assumption agreement, dated July 16, 2007, with G8Wave UK and 739 Mobile, Ltd. (“739 Mobile UK”), pursuant to which we and G8Wave UK assigned all of our interest in, and 739 Mobile UK assumed all of the liabilities related to, certain adult-oriented content and royalties related to such content, to 739 Mobile UK. In connection with such assignment, G8Wave UK and 739 Mobile UK entered into a intercompany services and content delivery agreement, effective as of January 1, 2007, pursuant to which G8Wave UK will (i) to the extent not assignable, sublicense certain third party licenses for adult-oriented content and (ii) provide certain payroll and human resources, office accommodation and office services and financial accounting services for £3,500 per month and 739 Mobile UK will, from time to time, provide the services of certain of its employees to G8Wave UK for £2,781 per month. 739 Mobile UK is owned by 739 Mobile, LLC, a Massachusetts limited liability company which is owned by Bradley Mindich, our Chairman, Chief Strategy Officer, director and principal stockholder, and Greenwave, of which Chad Brownstein, a director, is a manager and owner.

Mr. Gallagher, our interim Chief Executive Officer, is also the chief financial officer of all of the PMCG affiliated companies, which is owned by Stephen Mindich, the father of our Chairman, Chief Strategy Officer, director and principal stockholder. We pay PMCG LLC 5,000 per month for Mr. Gallagher’s services to our company. PMCG LLC is owned by Bradley Mindich and Stephen Mindich.

Bradley Mindich, our Chairman, Chief Strategy Officer, director and principal stockholder is the President of PMCG.

Item 3.02 Unregistered Sales of Equity Securities

As of August 13, 2007, we accepted subscriptions for a total of 107 Units in the Private Placement, consisting of an aggregate of 1,783,262 shares of the our common stock, par value $0.001 per share, and four-year Warrants to purchase an aggregate of 891,631 shares of common stock at an exercise price of $2.25 per share for a purchase price of $25,000 per Unit pursuant to the terms of a Confidential Private Offering Memorandum, dated April 18, 2007, as supplemented. We received gross proceeds from such closing of the Private Placement of $2,675,000.

The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Net proceeds received from the Private Placement are expected to be used for content acquisition, product development and distribution, an investor relations program and for working capital and other general corporate purposes.

We agreed to pay New Century Capital Partners (the “Advisor”) $250,000 in cash and to reimburse the Advisor for all reasonable out of pocket expenses incurred in connection with its engagement, including, but not limited to, the reasonable expenses of counsel, up to $50,000, for financial advisory services provided to us in connection with the Private Placement. In addition, we agreed to pay the Advisor (i) a cash fee equal to 6% of the aggregate purchase price of Units sold to investors in the Private Placement through the Advisor, and (ii) four-year redeemable warrants to purchase that number of shares of our common stock equal to 5% of the common stock on which the cash fee is payable under clause (i) above, at an exercise price of $2.25 per share, with mandatory registration rights covering the shares of common stock underlying the warrants (collectively, the “Placement Fee”). However, no securities were sold in the Private Placement through the Advisor and therefore, no such Placement Fee was paid.

Description of Capital Stock

Authorized Capital Stock

We have authorized 100,000,000 shares of capital stock, par value $0.001 per share, of which 90,000,000 are shares of common stock and 10,000,000 are shares of preferred stock.

Capital Stock Issued and Outstanding

After giving effect to the issuance of 107 Units in the Private Placement, the Split-Off, the grant of options under the 2007 Plan, the warrant issued in the Merger and the Warrants issued in connection with the Private Placement, there are issued and outstanding securities of the Company on a fully diluted basis as follows:

•	22,422,978 shares of common stock;

•	No shares of preferred stock;

•	Options to purchase an aggregate of 971,849 shares of common stock issued in the Merger under the 2007 Plan at exercise prices ranging from $0.10 to $0.14 per share; and

•
Warrants to purchase 1,058,356 shares of common stock, of which (i) warrants to purchase 891,631 shares of common stock were issued to investors in the Private Placement at an exercise price of $2.25 per share, and (ii) a warrant to purchase 166,725 shares of our common stock at an exercise price of $0.10 per share.

Common Stock

The holders of common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Stock Options

In connection with the Merger, we issued options to purchase an aggregate of 971,849 shares of our common stock, with exercise prices ranging from $0.10 to $0.14 per share, pursuant to the 2007 Plan.

Restricted Stock Units

Immediately following the consummation of the Merger, we granted fully vested RSUs for 300,000 shares of our common stock to Habib Khoury our Chief Executive Officers pursuant to the 2007 Plan.

Warrants

We issued Warrants to purchase an aggregate of 891,631 shares of common stock to investors purchasing Units in the Private Placement. Each Warrant entitles the holder to purchase, subject to our right of redemption as described below, shares of our common stock at an exercise price of $2.25 per share, and will expire four years from the date of issuance. Prior to exercise, the Warrants do not confer upon holders any voting or any other rights as a stockholder.

The Warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events.

The Company may redeem the unexercised Warrants included within the Units sold in the Private Placement, for $0.05 per share of common stock underlying the Warrants, upon 30 days prior written notice (the “Redemption Period”) to the holders; provided that (i) the closing sale price of our common stock on the principal national securities exchange where the common stock is listed or the average of the bid and asked price on the principal trading market where the common stock is approved for quotation equals or exceeds $4.00 per share for any 20-day calendar period and (ii) there is an effective registration statement covering the resale of the shares of common stock underlying the Warrants. The holders may exercise the Warrants during the Redemption Period. Upon redemption of the Warrants, the holders will have no further rights with respect to the unexercised Warrants, except the right to receive the redemption price.

In addition, in connection with the Merger, we issued a warrant to purchase 166,725 shares of our common stock at an exercise price of $0.10 per share, to the holder of a warrant to purchase G8Wave capital stock (the “G8Wave Warrant”). The G8Wave Warrant, which was issued August 1, 2006, had a term of three years and was exercisable for cash or by means of a cashless exercise. The new Company warrant issued to such warrant holder has substantially the same terms as the G8Wave Warrant it replaced. The holder of the warrant has agreed not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of our securities for such period of time (not to exceed 180 days from the effective date of the registration with the SEC of shares issuable upon the exercise of the warrants) as may be requested by us.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. We currently intend to utilize all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

Registration Rights

In connection with the Series A Financing, G8Wave provided “piggyback” and demand registration rights, in accordance with the terms of the Investors’ Rights Agreement, to ITU III, ITU NM and Bradley Mindich, the investors in the Series A Financing. Such registration rights have been waived by the investors with respect to the registration statement we are required to file in connection with shares of our common stock issued in the Private Placement. The Investors’ Rights Agreement also limits the registration of our securities in certain circumstance without the approval of a majority of the holders of Registrable Securities (as such term is defined in the Investors’ Rights Agreement) and contains a “market standoff” provision (not to exceed 180 days), provided our officers, directors and 1% stockholders are also bound by such restriction.

We agreed to file with the SEC within 60 days of the closing of the Merger, a registration statement (the “Registration Statement”) registering for resale (i) the shares of common stock included in the Units sold in the Private Placement and (ii) the shares of common stock issuable upon the exercise of the Warrants, consistent with the terms of the Subscription Agreement attached hereto as Exhibit 10.1. We have agreed to use our best efforts to have such “resale” Registration Statement declared effective by the SEC as soon as possible and, in any event, within 180 days after the closing of the Merger.

In addition, we have agreed to maintain the effectiveness of the Registration Statement from the effective date until the earlier of (i) 24 months from the effective date of the Registration Statement or (ii) the date on which all securities registered under the registration statement (a) have been sold, or (b) are otherwise able to be sold pursuant to Rule 144, at which time exempt sales may be permitted for purchasers of the Units, subject to our right to suspend or defer the use of the registration statement in certain events.

If (i) the registration statement is not filed within 60 days after the closing of the Merger or (ii) the Registration Statement is not declared effective by the SEC within 180 days after the closing of the Merger, then we are obligated to issue to each purchaser of Units in the Private Placement that number of shares of our common stock equal to 1% of the number of shares purchased in the Private Placement up to a maximum of 10%, for each 30 day period we are late in filing the Registration Statement or the Registration Statement is late in being declared effective.

The foregoing description of the registration rights is qualified in its entirety by reference to the Subscription Agreement and Investors’ Rights Agreement filed herewith as Exhibit 10.1 and Exhibit 10.24, respectively.

Lock-up Agreements

All shares of our common stock held by officers, directors and 10% stockholders (excluding any 10% stockholder that did not acquire shares in the Merger) of the Company (together with the shares held by their respective affiliates), are subject to lock-up agreements. These lock-up agreements provide that such stockholders may not sell or transfer any of their shares for a period of 12 months following the closing of the Private Placement without the consent of the holders of a majority of the shares purchased in the Private Placement.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as our company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of ours existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of our By-Laws are intended to strengthen our board of director’s position in the event of a hostile takeover attempt. These provisions have the following effects:

•
they provide that only business brought before an annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the By-Laws may be transacted at an annual meeting of stockholders; and

•	they provide for advance notice of certain stockholder actions, such as the nomination of directors and stockholder proposals.

We are also subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock of the Delaware corporation.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol IFWC.OB, but is not trading. We have notified the OTC bulletin board of our name change and will obtain a new symbol. As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the American Stock Exchange or The Nasdaq Stock Market, although we cannot be certain that any of these applications will be approved.

Transfer Agent

The transfer agent for our common stock is Action Stock Transfer Corp., 7069 S. Highland Drive, Suite 300, Salt Lake City, Utah 84121. We will serve as warrant agent for the outstanding warrants.

Item 4.01    Changes in Registrant’s Certifying Accountant

Effective as of August 13, 2007 we dismissed Li & Company, PC (“Li”) as our independent accountants. Li had previously been engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Li is that, following the consummation of the Merger on August 13, 2007, (i) the former stockholders of G8Wave owned a significant amount of the outstanding shares of our common stock and (ii) our primary business became the business previously conducted by G8Wave. The independent registered public accountant of G8Wave was the firm of Sherb & Co., Inc. (“Sherb”). We believe that it is in our best interest to have Sherb continue to work with our business, and we therefore retained Sherb as our new independent registered accounting firm, effective as of August 13, 2007. Sherb is located at 1900 NW Corporate Boulevard, Suite E210, Boca Raton, Florida 33431.

The report of Li on our financial statements for the fiscal years ended October 31, 2006 and October 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.

The decision to change accountants was approved by our board of directors on August 13, 2007.

From our inception through August 13, 2007, there were no disagreements with Li on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Li, would have caused it to make reference to the matter in connection with its reports.

We had made the contents of this Current Report on Form 8-K available to Li and requested it to furnish us a letter addressed to the SEC as to whether Li agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information. A copy of Li’s letter to the SEC is included as Exhibit 16 to this Current Report on Form 8-K.

As of August 13, 2007, Sherb was engaged as our new independent registered public accountants. The appointment of Sherb was approved by our board of directors. During our two most recent fiscal years and the subsequent interim periods through August 13, 2007, we did not consult Sherb regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.

Item 5.01    Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
                             Compensatory Arrangements of Certain Officers

IFWC-DE’s sole officer and director resigned as of August 13, 2007, effective upon the closing of the Merger. Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth therein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 13, 2007, our board of directors approved an amendment to our certificate of incorporation, recommending a change of our name from International Food and Wine Consultants, Inc. to “g8wave Holdings, Inc.” On August 13, 2007, stockholders representing the requisite number of votes necessary to approve an amendment to the certificate of incorporation took action via written consent, approving the corporate name change. On August 13, 2007, we filed the amendment to the certificate of incorporation with the Secretary of State of the State of Delaware.

On August 13, 2007, our board of directors approved a change in our fiscal year from a fiscal year ending October 31 to a fiscal year ending on December 31. The change in our fiscal year will take effect on August 13, 2007 and, therefore, there will be no transition period in connection with this change of fiscal year-end. Our 2007 fiscal year will end on December 31, 2007.

Item 5.06    Change in Shell Company Status

As a result of the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), (i) G8Wave’s audited financial statements for the fiscal years ended December 31, 2005 and 2006, and (ii) G8Wave’s unaudited financial statements for the three-month interim periods ended March, 31, 2007 and 2006 are filed in this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.

(b) Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 13, 2007, by and among IFWC-DE, G8Wave, Inc., and Acquisition Sub

2.2	Certificate of Merger, dated August 13, 2007, between G8Wave, Inc. and Acquisition Sub

3.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 10, 2007)

3.2	By-laws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed August 10, 2007)

3.3	Certificate of Amendment to Certificate of Incorporation, dated August 13, 2007

10.1	Form of Subscription Agreement

10.2	Form of Warrant

10.3	Form of Lockup Agreement

10.4	Engagement Letter, dated February 7, 2007, between G8Wave, Inc. and New Century

10.5	Amended Engagement Letter, dated March 29, 2007, between G8Wave, Inc. and New Century

10.6	Form of Directors and Officers Indemnification Agreement

10.7	2007 Equity Incentive Plan

10.8	Form of 2007 Incentive Stock Option Agreement

10.9	Form of 2007 Non-Qualified Stock Option Agreement

10.10	Form of 2007 Restricted Stock Agreement

10.11	Form of 2007 Restricted Stock Unit Agreement

10.12	Stock Option Agreement, dated August 1, 2006 between the Company and Leslie Bider

10.13	Employment Agreement, dated April 2, 2007, between G8Wave, Inc. and Habib Khoury

10.14	Employment Agreement, dated April 21, 2006, between G8Wave, Inc. and Bradley Mindich

10.15	Employment Letter Agreement, dated August 12, 2006, between G8Wave, Inc. and Shubhro Sen

10.16	Letter Agreement with Shubhro Sen, dated July 26, 2007

10.17	Employment Letter Agreement, dated January 25, 2007, between G8Wave, Inc. and Mark Challinor

10.18	Letter Agreement with Mark Challinor, dated July 26, 2007

10.19	Resignation letter from Hank Cohn, dated August 13, 2007

10.20	Services Agreement, dated April 21, 2006, between G8Wave, Inc. and The Boston Phoenix Trust

10.21	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated August 13, 2007, between IFWC-DE and SplitCo

10.22	Stock Purchase Agreement, dated August 13, 2007, IFWC-DE and Mary Beth Clark

10.23	Warrant, dated August 1, 2006, to Todd Duboef

10.24	Investors’ Rights Agreement, dated April 21, 2006, between G8Wave, Inc., Bradley Mindich, ITU Ventures III, LP and ITU Ventures III NM, LP

10.25	Amended and Restated Advisory Agreement, dated July 1, 2007 between G8Wave, Inc. and Greenwave Partners LLC

10.26	Letter Agreement, dated July 10, 2007, between G8Wave, Inc., Bradley Mindich, ITU Ventures III, LP and ITU Ventures III NM, LP

10.27	Music Sector Agreement, dated May 25, 2005, between TP Corporation, G8Wave, Inc. and Metallica (“Metallica Agreement”)

10.28	Assignment and Assumption Agreement of Metallica Agreement, dated May 12, 2006, between TP Corporation and G8Wave, Inc.

10.29	Letter Agreement, dated July 11, 2007, between Metallica and G8Wave, Inc.

10.30	Agreement for Supply of Messages, dated July 21, 2004, between Vodafone Limited and Tele-Publishing UK Limited (“Tele-Publishing UK”)

10.31	Message Service Agreement, dated June 20, 2004, between Hutchison 3G UK Limited and Tele-Publishing UK

10.32	Wholesale Products Standard Agreement, dated January 26, 2004, between 02 (UK) Limited and Tele-Publishing UK

10.33	SMSC Access (ATK) Agreement, dated May 1, 2005, between T-Mobile (UK) Limited and G8Wave Ltd.

10.34	Wholesale Services Agreement, dated October 29, 2003, between Virgin Mobile Telecoms Limited and Tele-Publishing UK

10.35	Agreement, dated March 7, 2002, between Orange Personal Communications Services Limited and Tele-Publishing UK

10.36	Lease, dated April 2, 2004, between Tokley Limited (“Tokley”) and Tele-Publishing UK

10.37	Lease, dated April 2, 2004, between Tokley and Tele-Publishing UK

16	Letter of Li & Company, PC

21	List of Subsidiaries

99.1	G8Wave Holdings, Inc. financial statements for the fiscal years ended December 31, 2006 and 2005

99.2	G8Wave Holdings, Inc. financial statements for the three months ended March 31, 2007 and 2006

99.3	Pro forma unaudited consolidated financial statements as of March 31, 2007 and for the three months ended March 31, 2007 and for the year ended December 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 14, 2007

g8wave Holdings, Inc.

By:	/s/ Habib Khoury
Habib Khoury
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 13, 2007, by and among IFWC-DE, G8Wave, Inc., and Acquisition Sub

2.2	Certificate of Merger, dated August 13, 2007, between G8Wave, Inc. and Acquisition Sub

3.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 10, 2007)

3.2	By-laws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed August 10, 2007)

3.3	Certificate of Amendment to Certificate of Incorporation, dated August 13, 2007

10.1	Form of Subscription Agreement

10.2	Form of Warrant

10.3	Form of Lockup Agreement

10.4	Engagement Letter, dated February 7, 2007, between G8Wave, Inc. and New Century

10.5	Amended Engagement Letter, dated March 29, 2007, between G8Wave, Inc. and New Century

10.6	Form of Directors and Officers Indemnification Agreement

10.7	2007 Equity Incentive Plan

10.8	Form of 2007 Incentive Stock Option Agreement

10.9	Form of 2007 Non-Qualified Stock Option Agreement

10.10	Form of 2007 Restricted Stock Agreement

10.11	Form of 2007 Restricted Stock Unit Agreement

10.12	Stock Option Agreement, dated August 1, 2006 between the Company and Leslie Bider

10.13	Employment Agreement, dated April 2, 2007, between G8Wave, Inc. and Habib Khoury

10.14	Employment Agreement, dated April 21, 2006, between G8Wave, Inc. and Bradley Mindich

10.15	Employment Letter Agreement, dated August 12, 2006, between G8Wave, Inc. and Shubhro Sen

10.16	Letter Agreement with Shubhro Sen, dated July 26, 2007

10.17	Employment Letter Agreement, dated January 25, 2007, between G8Wave, Inc. and Mark Challinor

10.18	Letter Agreement with Mark Challinor, dated July 26, 2007

10.19	Resignation letter from Hank Cohn, dated August 13, 2007

10.20	Services Agreement, dated April 21, 2006, between G8Wave, Inc. and The Boston Phoenix Trust

10.21	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated August 13, 2007, between IFWC-DE and SplitCo

10.22	Stock Purchase Agreement, dated August 13, 2007, IFWC-DE and Mary Beth Clark

10.23	Warrant, dated August 1, 2006, to Todd Duboef

10.24	Investors’ Rights Agreement, dated April 21, 2006, between G8Wave, Inc., Bradley Mindich, ITU Ventures III, LP and ITU Ventures III NM, LP

10.25	Amended and Restated Advisory Agreement, dated July 1, 2007 between G8Wave, Inc. and Greenwave Partners LLC

10.26	Letter Agreement, dated July 10, 2007, between G8Wave, Inc., Bradley Mindich, ITU Ventures III, LP and ITU Ventures III NM, LP

10.27	Music Sector Agreement, dated May 25, 2005, between TP Corporation, G8Wave, Inc. and Metallica (“Metallica Agreement”)

10.28	Assignment and Assumption Agreement of Metallica Agreement, dated May 12, 2006, between TP Corporation and G8Wave, Inc.

10.29	Letter Agreement, dated July 11, 2007, between Metallica and G8Wave, Inc.

10.30	Agreement for Supply of Messages, dated July 21, 2004, between Vodafone Limited and Tele-Publishing UK Limited (“Tele-Publishing UK”)

10.31	Message Service Agreement, dated June 20, 2004, between Hutchison 3G UK Limited and Tele-Publishing UK

10.32	Wholesale Products Standard Agreement, dated January 26, 2004, between 02 (UK) Limited and Tele-Publishing UK

10.33	SMSC Access (ATK) Agreement, dated May 1, 2005, between T-Mobile (UK) Limited and G8Wave Ltd.

10.34	Wholesale Services Agreement, dated October 29, 2003, between Virgin Mobile Telecoms Limited and Tele-Publishing UK

10.35	Agreement, dated March 7, 2002, between Orange Personal Communications Services Limited and Tele-Publishing UK

10.36	Lease, dated April 2, 2004, between Tokley Limited (“Tokley”) and Tele-Publishing UK

10.37	Lease, dated April 2, 2004, between Tokley and Tele-Publishing UK

16	Letter of Li & Company, PC

21	List of Subsidiaries

99.1	G8Wave Holdings, Inc. financial statements for the fiscal years ended December 31, 2006 and 2005

99.2	G8Wave Holdings, Inc. financial statements for the three months ended March 31, 2007 and 2006

99.3	Pro forma unaudited consolidated financial statements as of March 31, 2007 and for the three months ended March 31, 2007 and for the year ended December 31, 2006